AS FILED WITH THE UNITED STATES SECURITIES
                  AND EXCHANGE COMMISSION ON FEBRUARY 24, 2006

                           REGISTRATION NO. 333-130722


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          NUEVO FINANCIAL CENTER, INC.
                 (Name of small business issuer in its charter)

           DELAWARE                        5045                   23-3048444
(State or other jurisdiction of      (Primary Standard         (I.R.S. Employer
incorporation or organization)   Industrial Classification   Identification No.)
                                           Code)

                             2112 Bergenline Avenue,
                              Union City, NJ 07087

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Tel: (201) 537-0956
                               -------------------
                           (Issuer's telephone number)

 (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                          Copies of communications to:
                                 JOSEPH I. EMAS
                             1224 WASHINGTON AVENUE
                           MIAMI BEACH, FLORIDA 33139
                          TELEPHONE NO.: (305) 531-1174
                          FACSIMILE NO.: (305) 531-1274

Approximate date of proposed sale to public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

------------------------------------------------------------------------------------------------------------------
 Title of each class of       Amount to be          Proposed maximum       Proposed maximum           Amount of
    securities to be          registered(1)        offering price per     aggregate offering      registration fee
       registered                                       share(2)                 price
------------------------------------------------------------------------------------------------------------------
Common stock, par value       23,700,000           $1.00                  $23,700,000.               $2,536.
$0.001 per share
------------------------------------------------------------------------------------------------------------------
Total                         23,700,000           $1.00                  $23,700,000.               $2,536.
------------------------------------------------------------------------------------------------------------------

(1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) The proposed maximum offering price per share is based upon the expected public offering price of $1.00 per share pursuant to the Rule 457(a). The common stock is presently not traded on any market and the Registrant makes no representation as to the price at which its common stock may trade.

(3) Represents shares of the registrant's common stock being registered for resale that have been issued to the selling shareholders named in this registration statement.

================================================================================

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED DECEMBER __, 2005

                             PRELIMINARY PROSPECTUS

                          NUEVO FINANCIAL CENTER, INC.

                        23,700,000 shares of common stock

This prospectus relates to the resale or other disposition of up to 23,700,000 shares of our common stock, $0.001 par value per share, by certain of our shareholders. These persons, together with their transferees, are referred to throughout this prospectus as "selling shareholders."

We issued all of these shares in private placement transactions completed prior to the filing of this registration statement.

We are not selling any shares of our common stock in this offering and therefore will not receive any proceeds from this offering. Instead, the shares may be offered and sold from time to time by the selling shareholders and/or their registered representatives at a fixed price of $1.00. As a result of such activities, the selling shareholders may be deemed underwriters as that term is defined in the federal securities laws.

Our common stock does not presently trade on any exchange or electronic medium. We intend to apply to have our common stock listed on the OTC Bulletin Board once this prospectus is declared effective. However, no assurance can be given that our common stock will trade on the OTC Bulletin Board or any other exchange or electronic medium.

You should consider carefully the risk factors beginning on page 13 of this prospectus.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

               The date of this prospectus is December __, 2005.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY.........................................................    1

RISK FACTORS...............................................................    6

FORWARD-LOOKING STATEMENTS.................................................   21

WHERE YOU CAN GET MORE INFORMATION.........................................   21

USE OF PROCEEDS............................................................   21

DESCRIPTION OF OUR AUTHORIZED CAPITAL......................................   21

OUR PLAN OF OPERATIONS.....................................................

OUR BUSINESS...............................................................   11

COMPANY HISTORY............................................................

DESCRIPTION OF OUR BUSINESS................................................

DIRECTORS AND EXECUTIVE OFFICERS...........................................   21

LITIGATION.................................................................   29

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.......................   29

EXECUTIVE COMPENSATION.....................................................

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............   29

SELLING SHAREHOLDERS.......................................................   31

DILUTION...................................................................   35

PLAN OF DISTRIBUTION.......................................................   36

DESCRIPTION OF SECURITIES..................................................   37

EXPERTS....................................................................   38

LEGAL MATTERS..............................................................   39

INDEMNIFICATION OF DIRECTORS AND OFFICERS..................................   39

                               PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully. Investors should carefully consider the information set forth under the heading "Risk Factors." In this prospectus, the terms "NUEVO" "we," "us," and "our" refer to NUEVO FINANCIAL CENTER, INC.

Our Company


On September 2, 2000, Millennium Capital Venture Holdings Inc. was incorporated under the laws of the State of Delaware. The Company is authorized to issue 100,000,000 shares of common stock at $0.0001 par value. On June 2, 2000, the Company issued 5,000,000 shares of its common stock to DotCom Internet Ventures Ltd. Pursuant to Rule 506 for an aggregate consideration of $500 in services. These shares were subsequently transferred on June 26, 2001 to Mr. Desmarais.

On June 26th, 2001, the sole shareholder of Millennium sold its shares to Bruno Desmarais, who thus became the sole shareholder, officer and director of Millennium. Mr. Desmarais commenced looking for an acquisition candidate for Millennium.

5,000,000 shares representing 100% of the issued and outstanding common stock of the issuer were transfered. The purpose of the acquisition was to obtain control of the issuer and subsequently engage in a specific business.

At March 31, 2001, the Company had not yet commenced any formal business operations, and all activity to date relates to the Company's formation and proposed fund raising. The Company's fiscal year end is December 31.

On April 9, 2002, the Company filed it's 2002 Employee Stock Option and Stock Award Plan on Form S-8. Under the terms of this plan, the maximum number of shares of the voting common stock of the Company, that may be optioned or awarded under this Plan is 1,000,000 shares. Pursuant to this Plan, 1,000,000 shares were issued to consultants of the Company in settlement of services rendered of $100,000.

On April 24, 2002, the Company entered into a Share Exchange and Purchase Agreement to acquire between 75% and 100% of the issued and outstanding shares of common stock of Guitron Corporation, a company incorporated under the laws of the Province of Quebec, Canada in exchange for 16,000,000 shares of the Company's common stock. The exchange was subject to shareholder approval and the Company being approved for trading on the OTC:BB within 90 days of the signing. Prior to submission of the exchange for shareholder approval, the parties agreed to cancel the Share Exchange and Purchase Agreement. The parties have negotiated a Break-Up Agreement for this purpose in June 2002.

As of November 1, 2002, the Company acquired all of the issued and outstanding shares of Mada Multimedia Inc. ("Mada"), a corporation organized under the laws of the Province of Quebec. Mada was a company specializing in the conception, production and marketing of multimedia application in the financial education sector. It also offered training courses and simulations in the stock trading sector. Mada was projecting to achieve sales in Canada, the United States and Europe. In connection with the acquisition, the Company's largest shareholder, Bruno Desmarais, gave Mada's sole shareholder, Mario Drolet, the option to purchase 2,000,000 of the shares of the Company owned by Mr. Desmarais for $350,000. The Company purchased Mada for $1,000. These options have been canceled in February 2005.

In January 2003, in order to raise capital for the Company's ongoing needs for accounting services, legal representation and auditing, the Company conducted a private placement of its securities. Under such offering, the Company sold 850,000 shares of common stock and realized total proceeds of $42,500 from such sales. The shares were sold to family members, business associates, close friends of the Company's officers and directors. The shares were issued pursuant to exemptions provided by Section 4(2) of the Securities Act and Regulations D and S promulgated by the Securities and Exchange Commission thereunder. No commissions or finders fees were paid by the Company in connection with the sale of these shares.

As of September 30, 2003 the company had cash of $23,554 and negative working capital of ($56,833), compared to no cash and no current assets and a working capital deficit of ($20,984) at December 31, 2002. Funds used in operations for the first nine months of 2003 were $8,169, compared to funds used in operations of $6,341 for the first nine months of 2002. Since inception up until September 30th 2003, the company had financed operations primarily through sales of equity securities which raised a total of $42,500 and shareholder loans which raised a total of $8,315 for total funds provided to the Company of $50,053 to September 30th 2003.

On February 4, 2005, Mr. Andre St-Arnaud, Mr. Nil Lapointe, Mr. Mario Drolet and Mr. Bruno Desmarais resigned as Directors and Officers of Millennium Capital Venture Holdings Inc.

Mr. Francis Mailhot had been nominated and appointed as a Director and as President and CEO of Millennium Capital Venture Holdings Inc. with the intention to revive the business by first completing the audits of year 2003 and 2004 to bring Millennium Capital Venture Holdings Inc. current in it's filing, then the company proceeded to write-off from the Mada Multimedia Assets, as the company failed to execute it's business plan by lack of financial resources and the incapacity to raise further funds. Then Mr. Mailhot started to look for potential acquisition for the shareholder of Millennium Capital Venture Holdings Inc.

On March 11, 2005, Nuevo Financial Center, Inc. (formally Millennium Capital Venture Holdings Inc.). ("MCVH"), a Delaware corporation completed the acquisition of Telediscount Communications Inc., a New York corporation, pursuant to an Agreement and Plan of Merger.

Founded in 1998, TELEDISCOUNT COMMUNICATIONS, INC. ("Telediscount") is a provider of communication and wire remittance to the rapidly growing Hispanic population within the United States. The Company currently has seventeen stores that target working-class communities in the New York metropolitan area where there is a high concentration of Hispanics. Our historical customer traffic flow into the stores has shown a stable demand for telecommunication products and an increase in demand/requests for financial products. Thus, the Company is in the process of converting its stores into "financial and telecommunication stores" for the underbanked community. According to the Federal Reserve, 9.7% of households in the United States, approximately 26 million individuals, do not have typical transaction accounts at mainstream depository banking institutions. An additional 40 million individuals either do not have a savings account or access to credit, and are thus considered underbanked. The Company proposes to change its name to Nuevo Financial, Inc. and to also market financial products such as storage value cards, debt consolidation program, payday loans, wire transfers, check cashing, money orders, bill payment, auto insurance, home mortgage and prepaid credit cards; in addition to its with current financial and telecommunication products, such as wire remittances (transfers), cell phones and accessories, prepaid calling cards and cellular cards, long distance calling and internet access. Additionally, it is looking to create a network of affiliated distribution channels in Mexico and in other Latin American countries for its financial products. The store base growth will be driven by two modes: franchising the concept and adding affiliated stores to the distribution channel.

The Company may face certain challenges in executing its business model, including but not limited to, competition, the inability to secure the appropriate state licensing to offer such services as, check cashing, insurance, mortgages or real estate, the inability to secure adequate financing to execute its business strategy and the inability to successfully market and attract customers.

On April 7, 2005, Mr. Francis Mailhot resigned as President and CEO of Millennium to bring the board member of Telediscount Communications Inc in control of the company.

On April 7, 2005, Mr. Rainey Sellars, Mr. Tim Gardner and Mr. Jose Araque have been appointed as directors of Capital Venture Holdings Inc., the predecessor to the Company.

On November 18, 2005, Millennium Capital Venture Holdings Inc. changed it's name to Nuevo Financial Center, Inc.

On November 30, 2005, the Board of Directors accepted the resignation of Mr. Francis Mailhot as director of Nuevo Financial Center, Inc.

                            SUMMARY OF FINANCIAL DATA

                     (in thousand, except per share amounts)

The summary of financial data as of and for the year ended December 31, 2004 is derived from and should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2004, including the notes to those financial statements, which are included elsewhere in this registration statement along with the section titled "Management's Discussion and Analysis or Plan of Operation". The summary of financial data is derived from and should be read in conjunction with unaudited financial statements and notes to financial statements for three and nine months ended September 30, 2005 and 2004.

                                              Three-month period ended            Nine-month period ended
                                                    September 30,                      September 30,
                                            -----------------------------       ----------------------------       December 31,
                                                2005             2004              2005             2004              2004
                                            -----------       -----------       -----------      -----------       -----------
                                                     (unaudited)
Net sales                                       848,902           820,890        2,513, 455        2,576,099         3,235,107
                                            -----------       -----------       -----------      -----------       -----------
Costs and Expenses:
   Cost of Sales                                519,571           494,661         1,385,186        1,688,659         2,141,593
   Research and development
   General and administrative                   436,585           441,545         1,080,024        1,188,222         1.435,568
                                            -----------       -----------       -----------      -----------       -----------

Interest expense, net                               700                 0             1 081                0                 0
                                            -----------       -----------       -----------      -----------       -----------
Net Profit (Loss)                              (107,954)         (115,316)           47,164         (300,782)         (342,054)
                                            ===========       ===========       ===========      ===========       ===========
Basic and diluted profit per
  common share                                    0.000             0.000             0.002            0.001             0.001
                                            ===========       ===========       ===========      ===========       ===========

     Weighted average number of shares
       outstanding - basic and diluted       23,700,000        23,700,000        23,700,000       23,700,000        23,700,000

The following table provides a summary of our balance sheet data at September 30, 2005 (unaudited):

                                            September 30, 2005 (unaudited)
                                            Actual
                                            ------
Balance sheet data:

Cash, cash equivalents and investments      $  233,502
Working capital (deficiency)                $   84,842
Total assets                                $1,130,450
Stockholders' equity                        $1,100,821

The Offering


Common stock outstanding                 23,700,000 shares as of February __,
                                         2006


Common stock that may be offered by      Up to 23,700,000 shares; representing
selling shareholders                     all shares of our common stock that
                                         were previously issued to the selling
                                         shareholders.

Total proceeds raised by offering        We will not receive any proceeds from
                                         the resale or other disposition of the
                                         shares covered by this prospectus by
                                         any selling shareholder.


Risk factors                             There are significant risks involved in
                                         investing in our company. For a
                                         discussion of risk factors you should
                                         consider before buying our common
                                         stock, see "Risk Factors" beginning on
                                         page __.

                                  RISK FACTORS

An investment in our securities is highly speculative and involves a high degree of risk. Therefore, in evaluating us and our business you should carefully consider the risks set forth below, which the Company believes are the material risks associated with investing in our common stock. You should be in a position to risk the loss of your entire investment.

RISKS RELATING TO OUR COMPANY

Because we have a limited operating history, it will be difficult for you to evaluate our business.

Our future operations are contingent upon increasing revenues and raising capital for expansion of our markets. Because we have a limited operating history you will have difficulty evaluating our business and future prospects. You should consider our prospects in light of the risks, uncertainties, expenses and difficulties we will face as an emerging business. Without taking into consideration its growth and expansion plans, the Company believes that it will require approximately $500,000 to fund its operations for the next twelve months and it is currently seeking such financing. Furthermore, the Company plans to seek $5 to 10 Million in financing to fund its growth and expansion strategy.

If we are unable to obtain financing to support our future growth plans, we will have to curtail our operations and our growth plans, which will negatively affect the value of your investment.

Our Plan of Operations involves development and marketing costs. We may need additional funding from bank financing or financing from a debt or equity offering. If we are unable to obtain financing when needed on favorable terms, we may be forced to curtail our operations and our growth plans, which will negatively affect the value of your investment.

The report of independent Registered Public Accounting firm contains explanatory language that substantial doubt exists about our ability to continue as a going concern

The independent auditor's report on our financial statements contains explanatory language that substantial doubt exists about our ability to continue as a going concern. The report states that we have not been able to generate sufficient cash flows from operations and have incurred net losses since inception, delinquent on certain obligations and have been dependent on equity and debt financing to support our business efforts. If we are unable to obtain sufficient financing in the near term or achieve profitability, then we would, in all likelihood, experience severe liquidity problems and may have to curtail our operations.

As a result of our net loss for fiscal 2004 and our small profit for the nine months ended September, 2005, we ability to remain profitable is tenuous.

During our fiscal year ended December 31, 2004 and for the nine months ended September 2005, we incurred a net loss of approximately ($324,054) and a profit of $47,164 respectively. Our ability to generate revenues and to remain profitable depends on many factors, including the market acceptance of our products and services, our ability to control costs and our ability to implement our business strategy. There can be no assurance that we will become or remain profitable.

Competition.

The Company will likely face competition from a variety of sources seeking to gain access to the Hispanic market to sell their financial products and services. While the Company is not presently aware of any other company looking to develop a national chain of financial and telecommunication retail centers, there currently is and will likely continue to be competition from insurance companies, banks, mortgage companies, check cashing businesses, tax preparers, and other businesses. In addition, some of these competitors may have greater financial resources than the Company that will enable them to outperform the Company.

Regulatory Matters

The Company may be subject to certain regulatory or legal restrictions or compliance issues that could limit the expansion of its products, services or retail centers. At present, the Company is not aware of any such matters that could impede the execution of its strategy.

Credit Risk

While the Company does not anticipate being a direct lender or underwrite any financial products, it may be subject to various federal, state or other regulatory risks as a broker, agent, or other party to financial transactions. At present, the Company is not aware of any such matters. Furthermore, the Company intends to secure Errors and Omissions Insurance Coverage and any other insurance necessary to address these matters, but there is no assurance that such coverage would be sufficient should such risk arise.

Technology

The Company's business strategy is dependent upon the acquisition and/or development of adequate information and point-of-sale systems that will enable the Company to manage its customer database, execute business transactions and protect the personal and financial privacy of its customers. At present, the Company does not have integrated management information systems, although it intends to use a portion of the proceeds from its contemplated financing to secure such systems. Furthermore, the Company is reliant on external technology to deliver certain of its products and services related to long distance calling, wire transfers, and internet access, the cost and delivery of which is subject to third party providers, and there is no assurance that the Company will be able to have continuing and uninterrupted service or have access to reasonable pricing to deliver such services at a profit.

If we are unable to hire and retain key personnel, then we may not be able to implement our business plan.

The success and growth of our business will depend on the contributions of our Chairman and President, Jose Araque, and a small number of other key personnel, as well as our ability to attract, motivate and retain other highly qualified personnel. Competition for such personnel in the financial stores business is intense. We do not have an employment agreement with Jose Araque or any of our other employees. The loss of the services of any of our key personnel, or our inability to hire or retain qualified personnel, could have a material adverse effect on our business.

If our business plan fails, our company will dissolve and investors may not receive any portion of their investment back.

If we are unable to realize profitable operations, or raise sufficient capital, our business will eventually fail. In such circumstances, it is likely that we will dissolve and, depending on our remaining assets at the time of dissolution, we may not be able to return any funds back to investors.

Our results of operations may highly fluctuate from quarter to quarter as we continue to grow, therefore you cannot use these results to predict how we may perform in the future.

As a result of our limited operating history, we do not have historical financial data for a significant number of periods in which to base our planned operating expenses. Our expense levels are based in part on our projections as to future revenues that are expected to increase. It is anticipated that as we mature, our sales and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors, including, among others:

      o general domestic and international legal, economic, political and market conditions;

      o     demand for our products and services;

      o number, timing and significance of product enhancements and new product introductions by us and our competitors;

      o     volume, timing of, and ability to fulfill orders from clients;

      o     changes in the level of operating expenses;

      o expenses incurred in connection with our plans to fund greater levels of sales and marketing activities and operations and develop new distribution channels and services;

      o     product defects and other product or service quality problems;

      o     increases in our costs of borrowing;

      o     seasonal variations in the sale of our products; and

      o     pricing changes in the industry.

Any unfavorable changes in these or other factors could have a material adverse effect on our business, financial conditions and results of operation.

RISKS RELATING TO THIS OFFERING

Our shares will be "Penny Stocks" which are subject to certain restrictions that could adversely affect the liquidity of an investment in us.

We intend to initially trade our common stock in the over-the-counter market. The stock price will likely be at less than $5.00 per share. Such shares are referred to as "penny stocks" within the definition of that term contained in Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended. These rules impose sales practices and disclosure requirements on certain broker-dealers who engage in certain transactions involving penny stocks. These additional sales practices and disclosure requirements could impede the sale of our securities, including securities purchased herein, in the secondary market. In general, penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is volatile and you may not be able to buy or sell the stock when you want. Accordingly, the liquidity for our securities may be adversely affected, with related adverse effects on the price of our securities.

Under the penny stock regulations, a broker-dealer selling penny stocks to anyone other than an established customer or "accredited investor" (generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current quotations for the securities. A broker-dealer is additionally required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

There is no public market for our common stock, and even if a market develops, it will likely be thin and subject to manipulation.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock. We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop. As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock. Neither we nor our selling stockholders have engaged an underwriter for this offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a new public company with a limited operating history. Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

      o     variations in our quarterly operating results;

      o     changes  in   securities   analysts'   estimates  of  our  financial
            performance;

      o changes in general economic conditions and in the healthcare industry;

      o     changes in market valuations of similar companies;

      o     announcements  by us or our competitors of significant new contracts
            with  artists,   acquisitions,   strategic   partnerships  or  joint
            ventures, or capital commitments;

      o     loss of a major customer, partner or joint venture participant; and

      o     the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

Obtaining additional capital through the future sale of common stock and derivative securities will result in dilution of stockholder interests.

      We plan to raise additional funds in the future by issuing additional shares of common stock or securities such as convertible notes, options, warrants or preferred stock that are convertible into common stock. Any such sale of common stock or other securities will lead to further dilution of the equity ownership of existing holders of our common stock.

If the selling shareholders sell a large number of shares all at once, or in blocks, the market price of our shares would most likely decline.

The Selling Shareholders are offering 23,700,000 shares of our common stock through this prospectus, representing all of our issued and outstanding shares as of the date of this prospectus. The Selling Shareholders are required to sell their shares at $1.00 per share until our securities are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent all of the common shares outstanding as of the date of this prospectus.

If a market for our common stock develops, the market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price. The price at which you purchase our common shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares, at or above your purchase price, which may result in substantial losses to you.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. If market for our common stock develops and our operating results fluctuate negatively in any future quarter, the volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or "risky" investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares, or the availability of common shares for sale at any time, will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common shares in the foreseeable future. We may not have enough funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends.

Volatility in our common share price may subject us to securities litigation, thereby diverting our resources that may have a material adverse effect on our results of operations.

As discussed in the preceding risk factor, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

We are subject to the certain anti-takeover provisions under Delaware law, which could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

As a Delaware corporation, we are subject to certain provisions of the Delaware Business Corporation Law anti-takeover rules and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our Board of Directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

The trading price of our common stock may decrease due to factors beyond our control.

The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for emerging growth companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our common stock. If our shareholders sell substantial amounts of their common stock in the public market, the price of our common stock could fall. These sales also might make it more difficult for us to sell equity, or equity related securities, in the future at a price we deem appropriate.

                             SUMMARY OF THE BUSINESS

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Memorandum. Prospective investors should also carefully consider the information set forth under the heading "RISK FACTORS."

THE COMPANY HISTORY
--------------------------------------------------------------------------------


      Nuevo Financial, through its predecessor, was founded in 1998, and has been a provider of wire remittance or wire transfers (where a customer gives the Company funds to electronic transfer to another person, usually internationally, through a worldwide network of banks),and telecommunication products and services to the rapidly growing Hispanic population in the United States. As of December 2005, the Company had revenues of approximately $3.6 Million. Such revenues are principally derived from commissions from wire remittances, the sale of cellular phones and accessories, calling cards, long distance calls, providing internet access, as well as other products and services. The approximate revenue breakdown and percentage is presented as follows:

     Product                              Revenue       Percentage
     ---------------------------------  -----------     ----------
     Long Distance Calling              $ 1,254,949             35%
     Bill Payment                       $   530,979             15%
     Wire Remittance (1)                $   461,158             13%
     Cellular Phones                    $   425,921             12%
     Prepaid Cellular Cards             $   440,083             12%
     Internet Access                    $   256,319              7%
     Prepaid Long Distance Phone Cards  $   125,678              4%
     Other(2)                           $    87,495              2%
                                        -----------     ----------
       Total                            $ 3,572,583            100%
                                        ===========     ==========

----------
(1) The Company receives commissions ranging from 2% to 4% of the amount wired. The Company averages between $500,000 to $1,000,000 of wire transfer per week at all of its retail locations.
(2)   Photo IDs, Fax, Copies, Desktop, Courrier, P.O. Box,etc.

      As part of its growth strategy, the Company seeks to leverage its existing operations of 17 centers that are strategically located throughout the NY metropolitan area in southern New Jersey, in Long Island, on the border of Connecticut and in Westchester County. It also wants to take advantage of its customer base by expanding its product lines and partnerships with financial companies to address the growing need for financial services in the Hispanic community. Thus, the Company is in the process of introducing new products and services into its stores and intends to open new locations targeting working-class communities across the United States where there is a high concentration of Hispanics who have a strong demand for financial products, as well as for those financial and telecommunication products currently offered by the Company.

      The Company intends to market, in addition to its current wire remittance and telecommunication products and services, a comprehensive range of financial products and services. The core financial products will be centered on i) wire remittance; ii) insurance; iii) financing; and iv) credit instruments, which will enable Nuevo Financial customers to establish credit, gain greater access to credit markets and protect their assets. Ancillary products will include:

      o real estate - The Company intends to become a license real estate broker offering such real estate services as assisting consumers in the purchase, sale or rental of residential and commercial property,

      o     travel  -  The  Company   will  offer   access  to  booking   travel
            arrangements.

      o check cashing - Cashing all types of checks, including payroll, government, personal, two-party, money orders, insurance drafts, cashier's checks and more. Since many banks now refuse to cash checks for people who do not have bank accounts. For those with bank accounts, banks can hold the deposited funds for several days or even weeks until the check clears their banking system.

      o tax preparation and related services - The Company will offer tax services included preparation of income tax returns and applications for tax identification numbers.

      o payday loans - Where permitted by law, the Company intends to initially offer, through an affiliate program, access to pay day loans or cash advances. These are short term loans that provide consumers with additional money until their next payday.

      o storage value cards - provide a way to make financial transactions. Stored value cards use magnetic stripe technology to store information about funds that have been prepaid to the card. Payroll cards, government benefit cards, prepaid debit cards, gift cards, and telephone cards are examples of stored value cards.,

      o prepaid credit cards - For consumers no credit or past credit problems, it can be very difficult to get credit cards. Prepaid credit cards, work exactly like a regular credit card. Consumers can open an account and "pre-load" the card with cash up-front, similar to a pre-paid calling card. Then, they use your prepaid MasterCard or Visa anywhere these cards are accepted

      o money orders - Money orders are the convenient, safe and economical alternative to personal and bank cheques. They're easy to buy and are readily accepted as a form of currency. They provide the security of a bank cheque, at a lower price. As there's no need for a bank account consumers don't need to wait days for it to clear. As well as being cashed on-the-spot, money orders can be deposited directly into a bank account, subject to a clearance period.

Additionally, Nuevo Financial is looking to create a network of affiliated distribution channels in Mexico and in other Latin American countries for all of its products and services. Product and service growth will be driven by selected acquisitions and strategic alliances; while retail center and distribution growth will be driven by three modes: franchising the retail center concept, adding affiliated stores to the distribution channel; and through a new website.


BUSINESS MODEL OPPORTUNITY
--------------------------------------------------------------------------------


      Nuevo Financial has developed a business model that combines robust digital technologies with migrant-agent distribution channels to address the underserved, underbanked and underinsured rural and semi-rural migrant-sending and migrant receiving communities that pay large fees to stay connected and transfer significant sums of money from the United States, as well as those Hispanic immigrants seeking to establish themselves in the US, need to establish credit and create asset accumulation. The model has two main elements: (1) building a digitally empowered network of Company-owned, franchised and affiliated stores and (2) develop a multitude of financial products for this network.

      The growth of the Hispanic population is well documented. According to the Census Bureau report released in June 2004, an estimated 39.8 million Latinos live in the United States, an increase of almost 13% since the 2000 Census. It projects Hispanics will increase their ranks by 188% to 102.6 million - or roughly one-quarter of the population by 2050. Hispanics will account for nearly one out of every five US residents by 2012, if current growth rates continue.

      Hispanics are now the largest minority in the US, comprising 13% of the population. Moreover, their buying power has nearly tripled, from $222 billion in 1990 to $653 billion in 2003, according to a University of Georgia report.
The median income of Hispanic households rose 20% from $27,977 to $33,565 between 1996 and 2001, while the median for all US households climbed just 6%.Many financial service industry analysts believe that more than half of all

US retail banking growth in financial services during the next two decades will originate from the growing Hispanic market. A projection made in 2003 by the TowerGroup, a research and advisory firm that focuses on the global financial services industry, estimates that up to 70% of the growth for US financial services between 2003 and 2008 could come from the Hispanic market alone.


      As a result, high-growth Hispanic communities will have a greater need for financial literacy programs, cash remittance services, and bilingual tellers, financial advisors and loan officers. Thus, financial institutions face many challenges trying to integrate this growing Hispanic population into the mainstream of the financial services industry.


      The Company recognizes that 24% of the Hispanic households do not utilize traditional banking channels. As a result, they are currently using alternative services such as check cashing outlets and payday loans for their financial needs, despite paying exorbitant transaction costs. Industry analysts believe this is an opportunity to create low-cost and flexible financial products that can address the needs of a large segment of the Hispanic community. A 2003 white paper published by the Federal Reserve Bank of Chicago, suggests that in order for financial service companies to reach the Hispanic community, a "comprehensive approach to services...seems to be the most promising", adding that offering "telephone services is essential." The Company believes that its store concept offers a unique blend of what the Hispanic community has been accustomed to, as well as providing what they are seeking, which is fair and equitable access to mainstream financial products and services in an environment they can trust.


      The Company believes that its positioning and familiarity in the communities it serves, as well as its expanded product offerings, convenient locations, and extended hours are some of the reasons Nuevo Financial will benefit from these trends. These factors give it a distinct advantage over mainstream financial institutions.

INDUSTRY TRENDS
--------------------------------------------------------------------------------

      As the Company plans to expand its products to include financial services and related offerings, there is substantial evidence to support its strategy and business model:


      o According to the Federal Reserve, 9.7% of households in the United States, approximately 26 million individuals, do not have typical transaction accounts at mainstream depository banking institutions. An additional 40 million individuals either do not have a savings account or access to credit, and are thus considered underbanked. Together, the total number of underbanked individuals in the United States is estimated to be nearly 70 million, generating aggregate annual income in excess of $300 billion. Prepaid products represent the largest remaining untapped market for consumer payments, reflecting huge growth potential--estimated at $2.1 trillion. Moreover, 35 million people - migrant workers and immigrants - in the US are living outside of their country of origin.

      o According to a 2000-01 MacroMonitor survey, rising household incomes and the family-oriented culture of Hispanic households portend strong market potential for financial products such as credit cards, home mortgages, and life insurance. The report suggests that to be able to capture the increasing numbers of Hispanic households achieving middle-class status in the coming years, financial institutions should be establishing relationships with the Hispanic community now, when the competition to meet its financial needs is still wide open, and which should focus primarily on financial education and building trust.

      o As a group, Hispanics are becoming more affluent. According to Hispanic Trends, median income has risen 136% since 1980, and the proportion of Hispanic households earning more than $100,000 increased from one and one half percent to seven percent, the middle income bracket, from $35,000 to $99,990, grew from 34.2% to 41.3%. In addition, a research division of Hispanic Business, Inc. states that the net worth of US Hispanics households increased by 41.4% from 1998 to 2000, mainly because of increases in interest-earning accounts, real estate investments, IRAs and Keoghs, and 401(k)s. While immigration and a high birthrate (nearly five percent, compared with a US average of around one percent) are factors in this growth in spending, household incomes--driven by Hispanic consumers now entering their prime earning years--will increase by about three percent.

      o Studies show that the Hispanic real estate market is the nation's fastest-growing, according to the University of Georgia. A study by the Pew Center for Hispanic Studies (the "Pew Study")concluded that Latinos "are the principal source of new workers" in the US economy. Through the ups and downs of the recent economic slowdown, Hispanic workers have managed to maintain a higher growth rate in employment than non-Hispanics. An important factor to consider is that the average age in the United States is 35, "while the average age among Hispanics is eight years younger," the study said. Thirty-five-year-olds in this country are typically looking to buy their second house. But because of the age difference between the total population and the Hispanic population, the Pew Study is projecting that eventually three out of five first-time home buyers will be Hispanic. High-value sectors, such as real estate, are expected to provide half of the growth in Hispanic purchasing power from 2001 to 2008. The Hispanic housing market, for example, is projected to expand by more than $90 billion--a 60% to 70% increase.

      o The use of paper-based payment instruments is declining. Technology is enabling a new generation of product offerings by non-mainstream financial institutions for the underbanked consumer. A new report from Celent Communications, Self-Service for the Underbanked, predicts that self-service technology will be pivotal in enabling alternative financial entities to capture US$3.3 billion, or 22%, of the underbanked consumer market by 2010. The underbanked sectors representing nearly 33 million US households have traditionally been served by a variety of alternative financial services providers, including check cashing stores, money transfer services, and alternative credit sources. From time to time, banks have attempted to enter this market, often with disappointing results. Despite this record, the growth of the alternative financial services market and the development of new self-service technologies is financial institutions to reevaluate the market opportunity represented by this long-overlooked sector.

      o Check cashing services, along with payday loans, are among the fringe financial services that mainstream financial institutions have tried to enter with little success. Between 11 million and 13 million underbanked Americans, and as many as 30 million Americans overall, use check cashing services. According to the Filene
            Research Institute, high-fee check cashing outlets process 180 million checks worth $55 million annually and typically generate profit margins of 12-30%. Virtually nonexistent a decade ago, the payday loan industry has grown in recent years, today totaling 22,000 outlets.

      o An additional market is remittance, which is considered one of the most lucrative for the underbanked Hispanic community. According to the Inter-American Development Banks Multilateral Investment Fund, the remittance market in 2005 to Latin America is projected to total $40 billion with annual revenues of $2 billion. It is growing at seven percent as the Patriot Act has raised the cost and obstacles of formal methods of transferring money between the U.S. and Latin American countries.


RAPID GROWTH IN CUSTOMER BASE
--------------------------------------------------------------------------------

      Hispanics are the fastest growing minority in the country, accounting for 12.5% of the US population. As the following table highlights, government statistics show that there are 18.3 million legal Hispanics above the age of 12 living in the United States. However, there is an estimated additional 5 million Hispanics that are considered undocumented immigrants. The influx of immigrants and the larger than average families result in the minority growing at five percent while the US population is averaging growth of just over one percent.

Hispanic Population By US City
(Documented Hispanics above 12 years of age)
--------------------------------------------------------------------------------
                         # Of Hispanics            % of City         % of US
                           12-yrs+ age             Population       Hispanics
--------------------------------------------------------------------------------
Los Angeles                 4,458,500                 37.7%           20.1%
--------------------------------------------------------------------------------
New York                    2,771,000                 18.1%           12.5%
--------------------------------------------------------------------------------
Miami                       1,168,300                 36.9%            5.3%
--------------------------------------------------------------------------------
San Francisco                 912,700                 18.1%            4.1%
--------------------------------------------------------------------------------
Chicago                       854,400                 12.9%            3.9%
--------------------------------------------------------------------------------
Houston                       778,500                 22.7%            3.5%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TOTAL                      18,318,176                   NA            10.2%
--------------------------------------------------------------------------------


      The average Hispanic household has an average income level of $34,000 and purchasing power of $581 billion in 1998, according to DRI/McGraw Hill. More importantly, Per the Tower Group study noted above, Hispanics are expected to be a major consumer of financial services. Several factors account for this demographic trend including the recent large immigration to the US and large extended families back home. Hispanics also have another important consumer pattern. Often, ease of usage and quality tends to be more important than pricing given the language difficulties when a problem arises. Hispanics tend to use well-recognized brands that they trust. Nuevo Financial plans on marketing its brand name to build upon the trust it has already created in the communities it has served over the past 7 years.


      The recent devastation of Central America by natural disasters and economic difficulties caused by the Brazilian devaluation is creating a surge in illegal immigration to the US, according to the US Border Patrol. Nuevo Financial serves this undiscovered market that is cash-based, loyal and tends to have little price sensitivity.

      Nuevo Financial will be adding new product and services, such as debit cards, auto club, prepaid legal services, health care discount program, ATMs, check cashing, loan financing, insurance, real estate, travel, and tax preparation, through its retail centers and the Internet. These higher value added products and services have gross margins of up to 80%.

COMPANY HAS A THREE-PRONG STRATEGY
--------------------------------------------------------------------------------


      The rapidly growth of the Hispanic community in the United States has created numerous opportunities for entrepreneurial ventures. However, technological and regulatory changes present risks (See Risk Factors). As a result, Nuevo Financial management has developed a clear strategy to sustain its growth. The Company has a three-prong approach to the growth and expansion of its business model:

      Capture Traffic: The Company wants to expand by converting and rapidly increasing the number of financial stores and by extending the selection of product offerings. The Company plans to expand its 17 stores to 250 stores within the next several years, primarily through new center openings and franchise development.

      Selected Acquisitions: The Company has identified several strategic acquisitions that would, not only increase its revenues and profits, but would accelerate the Company's ability to deliver financial products and services to its targeted customer base, rather than relying solely on strategic alliances to provide such services. The Company is in preliminary discussions with several potential target acquisitions. Such businesses include check cashing outlets, insurance brokers, and mortgage brokers. Such acquisitions, if completed, would enable the Company faster access to these sectors than would be available through normal licensing procedures and provide the Company with its own insurance company and direct lending relationships. As it is currently contemplated, the Company would require approximately $2-4 million for the anticipated cash portion of the purchase prices to complete some or all of its planned acquisitions. The Company will be seeking a $5 - $10 financing to fund its growth and expansion strategy during the next twelve to eighteen months.

      Build Brand Recognition: The Company plans to employ focused and cost-effective sales, marketing and public relations programs. It will target specific groups using established, low-overhead marketing channels, the Internet and programs to develop strong brand awareness.

COMPETITION IS FRAGMENTED
--------------------------------------------------------------------------------


      The success of the product strategy will depend, in part, on the competitive environment. However, we believe that Nuevo Financial is unique at adding value to the customer and can easily differentiate itself from competitors. For example, the retail financial services and calling center industry is highly-fragmented but highly-concentrated in selected ethnic neighborhoods.


      Additionally, our customers are usually less price sensitive and use our facility because of it is superiority (cleaner facility, spacious, variety of services, efficiency, and better customer service). While there is fragmentation in such areas as check cashing, consumer loans, calling centers, tax preparation, etc., there are some strong brands in selected categories, though most have not consolidated all of the services the way the Company intends to provide to its customer base. For example, individually, there are national retail consumer loan companies like Beneficial or American General, tax preparation services such as H & R Block, Jackson Hewitt, check cashing franchises such as Ace Cash Express, as well as several operators of regional calling centers like, VenCom Services in California and Intel Carriers in New York.

MARKETING IS DIFFERENTIATING FACTOR
--------------------------------------------------------------------------------


      The primary vehicle for reaching customers is a retail environment where customers currently wire money to their "home" country, pay their phone and electric bills in the US and Latin America, make international calls to Latin American countries, purchase wireless products and access the Internet, among other services. While the Company is currently an Hispanic retailer in the United States with 17 storefronts located primarily in the New York and New Jersey metropolitan area, the model will be expanded to include the sale of a access of host of financial products and services, such as tax preparation, insurance, financing and other related programs, including travel and real estate. To date, the Company has successfully branded its services throughout the NY metropolitan area and will seek to capitalize on its consistent and loyal customer base.

      By offering a diversified financial services and telecommunications product line, Nuevo Financial overcomes the challenges facing many of its competitors to meet a high fixed cost and overhead when they only offer one or just a few of the services the Company intends to provide, or by virtue of the fact that they only operate one or several locations,. Through expansion and the saturation of our target markets, the Company overall costs per location will be reduced since such costs are spread amongst all of the locations. In addition, the Company's purchasing power for products and services should be more favorable than those of its smaller competitors. The Company's ability to market both low and high margin products and services, together with our customer service focus is key to building retail traffic volume. The Company markets its services to the general public and to local businesses. The Company intends to expand into a variety of advertising and marketing channels


      Retail Promotions: The Nuevo Financial Center is an important marketer of the Company's services to customers. Its strategic location in minority neighborhoods gives the Company a strong advertising vehicle and its diverse product line provides unique cross-promotional opportunities.

      Radio and Cable Advertising: Nuevo Financial also relies on radio and cable television advertising to access residential customers. Spanish radio, such as Radio Unica, which is a "news and sports" radio network, targets heavy users of financial services and international calling to Latin America. Spanish radio is a low-cost method of advertising to the Company's primary customer.

      Telemarketing: The Company will utilize selective telemarketing to approach preselected potential customers. The Company believes that marketing by telephone can generate valuable leads for new business. All leads are forwarded to the Center Manager to independent selling agents to follow-up.

      Independent Selling Agents: The Company uses an extensive network of independent selling agents to capture customers. The independent agents will be managed by our Director of Marketing and typically will be paid a commission per referral and/or a residual commission depending upon actual volume from their referrals.

      Internet:  The Company  intends to take full  advantage of the Internet by
      marketing  its  products  and  services  to  Hispanics   domestically  and
      internationally.

THE OPPORTUNITY IS ENHANCED THROUGH INFORMATION SYSTEMS
--------------------------------------------------------------------------------

      Capturing customer data is one of the most important features of the Company's marketing strategy. Information obtained though the centers and online will be monitored and utilized to learn more about customer and enable the
Company to dramatically enhance customer service and cross promotional opportunities. Nuevo Financial's superior store concept leads management to price the service slightly above the market average; however, by offering a wide selection of products and services, the Company has the competitive advantage of being able to cross-promote or utilize these products and services for promotional incentives. In addition to price, the Company emphasizes non-price differences such as product range, customer service, education, information and quality.

      Additionally, the Company's information system will track customer profile data and purchasing habits. The Company believes that the advanced, effective and customer information system is vital to support its anticipated growth. The internet-based system is scalable for increases in the number of customers and products.


      One of the ways the Company is considering utilizing technology is through the development of a proprietary storage value platform. The Nuevo Financial storage value product would be a remittance card program based on a "gift card" type platform, which allows Nuevo Financial to track and administer the money flow from one cardholder in any Nuevo Financial location to a second cardholder in any other location and/or to create a loyalty program that can be utilized as a customer relationship management tool to offer a "rewards" for purchasing the Company's many products and services. In addition, the program would simplify the addition of other products and the transfer of funds to partners and by providing such products as phone cards, life insurance, and health benefits.

      Nuevo Financial is in discussion with several potential strategic partners in connection with such a program, which might also include the integration of such a proprietary card program with a debit or credit card provider, which would allow for various unique and powerful functionalities.

      Transfer of funds across international borders are regulated by the government Bank Secrecy Act and Anti-Money Laundering Regulation. The Company closely adheres to the Bank Secrecy Act ("BSA") regulations, which require financial institutions located in the U.S., including money remitters to collect information and maintain records for domestic and international money transfers of $3,000 and over.


STRATEGY FOR GROWTH
--------------------------------------------------------------------------------


      Besides the branding and trust that it has built in consumer's mind over the last 7 years, Nuevo Financial has several other advantages to accelerate its product and center expansion and grow its business. Given the development of its telecommunication products, the Company has a state-of-the-art communication network with preferential telecommunication rates. Coupled with the use of new technology such as Voice over Internet Protocol (VOIP), Nuevo Financial can connect all its stores to headquarter at no cost and provide secured broadband connectivity globally. Secondly, the Company has secured long term leases for most of its retail locations in its targeted Hispanic communities with significant foot traffic and calling volume:

      o Secure key strategic partnerships with financial institutions and Latin America retailers

      o Complete strategic acquisitions for select financial services with license requirements

      o Receive permits and licenses to provide financial services not secured through acquisition

      o Institute a centralized technology platform and database to process financial transactions

      o     Implement aggressive market campaigns to the Hispanic community

      o     Develop a turnkey franchise program

      o     Create e-commerce website

      o     Recruit a world class management team

      The Company plans to expand the retail center operations by undertaking a franchising and the "buildout and roll-out" of strategically located centers. It currently operates 17 stores in the New York metropolitan area that includes New Jersey counties across the Hudson River from New York City and New York counties that include Westchester County, Long Island and the New York City boroughs. Management has scouted over 75 locations in the New York/New Jersey metropolitan area, 50 stores in the LA area, 25 in Chicago, 40 in the states of North and South Carolina, 15 in Dallas, and 15 in Orlando for further expansion. The Company plans to use the Internet, direct marketing, radio, cable television and newspaper advertising to market its centers and promote its products and services.

EXPERIENCED MANAGEMENT TEAM
--------------------------------------------------------------------------------

      At present, the Company employs a total of 50 employees, 4 of which are executives. In addition, the Company currently utilizes the services of consultants in the areas of corporate and financial services. Immediately following the completion of this Offering, the Company plans to significantly expand its operations and, in connection with such operations, will require additional employees.

      The Company  already has a strong  management  team and Board of Directors
with  many  years  of  experience  in  financial  services,  in  retailing,   in
franchising, in growing companies and in dealing with the Hispanic community:


      Name                        Age                  Position
      ------------------------  -------  ---------------------------------------
      Jose Araque                 52     Chief Operating Officer, President,
                                         Director
      Lyda Varela                 46     Operations Manager
      Francia Gonzalez            33     Controller


Also, See Directors and Executive Officers

      Jose L. Araque, Chairman, Chief Operating Officer, President, and Board Member, has 15 years experience in systems/project engineering with General Electric and Westinghouse and has managed his own marketing consulting firm over the past 4 years. He has an MBA from the State University of New York at Albany and an MS in Electrical Engineering from the Polytechnic Institute of New York.

      Lyda M. Varela, Operations Manager, has over fifteen years of administrative and operational experience. She has held various managerial positions at various entities in Colombia S.A., including Seguros Y Capitalizadora Colpatria a nationwide Life Insurance Company and Empresa Promotora de Salud a nationwide Heath Insurance Company. She was in charge of a staff of 45 people at her latter post. Lyda has a BA in Business Administration from the Universidad Nacional de Colombia, S.A.

      Francia Gonzalez, Controller, has eight years of accounting and managerial experience. She was an accountant for SENA, a Colombian National
      Institution of Technical Education. She also worked for Corpo Caldas a National Corporation for Environmental Affairs and was in charge of a staff of 6 people. Francia has a Certified Public Accountant in Colombia and holds a BA and MS in Accounting from the University of Manizales, Colombia, S.A.

EXECUTIVE COMPENSATION

Summary Compensation Table


The following table shows the compensation paid over the past three fiscal years with respect to our "named executive officers" as that term is defined by the under the Securities and Exchange Act of 1934.

                             Annual Compensation                      Long Term Compensation
                             ----------------------------   --------------------------------------------------------------
                                                                      Awards                            Payouts
                                                            -----------------------------  -------------------------------
                                                                                           Securities              All
                                                                                           Underlying              Other
Name and Principal                                          Other Annual  Restricted       Options/      LTIP      Compen-
Position                     Year       Salary     Bonus    Compensation  Stock Award (s)  SARs (#)      Payouts   sation
-------------------------    ----      ---------   -----    ------------  ---------------  ----------    -------   -------
Jose Araque, Chief           2005      $  60,000     --           --           --           --           --           --
   Operating and             2004      $  60,000     --           --           --           --           --           --
   Director                  2003      $  60,000     --           --           --           --           --           --


      The Company has agreed to pay each of its two Executive Officers $120,000 and $60,000 per annum in consideration for their services. Formal employment agreements have not been executed between the Company and its officers yet.

Indemnification of Directors and Officers and Related Matters
--------------------------------------------------------------------------------

      The Company's Articles of Incorporation limits, to the maximum extent permitted by the Delaware Business Corporation Law, the personal inability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers (other than liabilities arising from acts or omissions that involve intentional misconduct, fraud or knowing violations of law or the payment of distributions in violation of New York General Corporation Law). The Articles of Incorporation provides further that the Company shall indemnify, to the fullest extent permitted by New York General Corporation Law, any person made a party to an action or proceeding by reason of the fact that such person was a director or officer.

The indemnification provisions in the Company's Articles of Incorporation may permit indemnification for liabilities arising under the Securities Act of 1933, as amended (The "Securities Act"). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we filed with the SEC a registration statement on Form SB-2 covering the securities in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information in the registration statement. For further information regarding both our company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549, and on the SEC Internet site at http:\\www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, we file annual, quarterly and special reports, and other information with the SEC. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the SEC referred to above.

                                 USE OF PROCEEDS

We will not receive any proceeds from sale of the shares of common stock covered by this prospectus by the selling shareholders.

                        DIRECTORS AND EXECUTIVE OFFICERS

The directors, officers and key employees of the company are as follows:


Name                             Age              Position
----                             ---              --------
Jose Araque                      52               Chairman, President and COO
Rainey Sellars                   43               Director
Timothy Gardner                  37               Director


The business experience, principal occupations and employment of each of the above persons during at least the last five years are set forth below.

Jose Araque, Chairman, President and CEO


      Mr. Araque, a director since April 7, 2005, is the Chairman, President and CEO of Nuevo Financial Center, Inc. since April 2005. Prior to Nuevo Financial Center, Inc, he was the Chief Operating Officer at Telediscount Communications, Inc. from August 1998 to March 2005. While at Telediscount he was responsible for construction, managing and operation of the retail chain of stores aimed at providing communication products and services to the Hispanic ethnic market. From April 1996 to July 1998 he founded and developed Medical Marketing and Management, Inc., a consulting firm providing marketing and management services to the medical private practices industry. From January 1980 to March 1996 he worked in various engineering capacities at the General Electric Company and Westinghouse Electric Corp. for 10 and 5 years, respectively. Jose received his MBA from the State University of New York at Albany and a M.S. in Electrical Engineering from Polytechnic Institute of New York.


Rainey Sellars, Director


      Mr. Sellars, a director since April 7, 2005, is a founding partner of Guardian Capital LLC, an SEC registered investment advisor established in September 2004, based in Miami, Florida. Prior to Guardian Capital, he was a Managing Director at Merrill Lynch (New York) for 13 years in the Institutional Group's International Equities Division. He spent the majority of that time responsible for Latin American/Emerging Market Institutional Sales (April 1993-January 2002) helping to build the team into the top-ranked sales and trading group. From February 2002-August 2004, he was based in Miami, with Merrill Lynch's International Private Client Group, developing the Private Investment Bank - a private-client platform which encompassed product selection, risk-adjusted performance and suitable costs for the ultra-high net worth segment. He has made numerous investments in startup companies including Nuevo Financial and 401K.com. He received his MBA from The London Business School in 1991 and a BS in Chemistry and Economics from UNC-Chapel Hill in 1985.

Timothy Gardner, Director


      Mr. Gardner, a director since April 7, 2005, is a founding partner of Guardian Capital LLC, an SEC registered investment advisor established in 2004, based in Miami, Florida. Prior to Guardian Capital, he worked at Merrill Lynch for 11 years. From March 1993 to May 1995, he was based in London with the Latin America sales team. After a brief stint in New York in June 1995 to December 1996 with the emerging markets group, he was transferred to Buenos Aires where he was responsible for Merrill Lynch's institutional business until July 2000. Upon returning to London, he ran the Latin American and Eastern European Equity Sales group from August 2000 to January 2002. From February 2002 to August 2004, he worked alongside Rainey, in the International Private Client Group developing the Private Investment Bank - a new platform for high net worth individuals. Tim is a UK citizen and is fluent in Spanish. He received his BA in Business Administration with distinction from Oxford Brookes University in 1992.

Directors' Term of Office

Directors will hold office until the next annual meeting of shareholders and the election and qualification of their successors. Officers are elected annually by our board of directors and serve at the discretion of the board of directors.

Audit Committee and Audit Committee Financial Expert

Our board of directors acts as our audit committee. No member of our board of directors is an "audit committee financial expert," as that term is defined in
Item 401(e) of Regulation S-B promulgated under the Securities Act.

To date, we have conducted limited operations and generated only minimal revenue since inception. In light of the foregoing, and upon evaluating our internal controls, our board of directors determined that our internal controls are adequate to insure that financial information is recorded, processed, summarized and reported in a timely and accurate manner in accordance with applicable rules and regulations of the SEC. Accordingly, our board of directors concluded that the benefits of retaining an individual who qualifies as an "audit committee financial expert" would be outweighed by the costs of retaining such a person.


Employees

At present, the Company employs a total of 50 employees, 4 of which are executives. In addition, the Company currently utilizes the services of consultants in the areas of corporate and financial services. Immediately following the completion of this Offering, the Company plans to significantly expand its operations and, in connection with such operations, will require additional employees.

Company Facilities

      It currently operates 17 stores in the New York metropolitan area that includes New Jersey counties across the Hudson River from New York City and New York counties that include Westchester County, Long Island and the New York City boroughs. Management has scouted over 75 locations in the New York/New Jersey metropolitan area, 50 stores in the LA area, 25 in Chicago, 40 in the states of North and South Carolina, 15 in Dallas, and 15 in Orlando for further expansion. The Company plans to use the Internet, direct marketing, radio, cable television and newspaper advertising to market its centers and promote its products and services.

LIST OF LEASES :

                   Nuevo Financial Centers - Stores Locations

    #               Stores                              Locations                          SQF          $/SQF           Term Left
    1     Union City/Headquaters      2112 Bergenline Ave, Union City, NJ 07087           1,600          $15          5 Years
    2     West New York               6603 Bergenline Ave, West NY, NJ 07093              1,300          $28          5Years
    3     Elizabeth                   250 North Broad St, Elizabeth, NJ 07208             1,000          $27          5Years
    4     Port Washington             144 Shore Road, Port Washington, NY 11050           1,000          $23          5Years
    5     Brentwood                   755 Suffolk Ave, Brentwood, NY 11717                1,300          $28          6 Months
    6     Newark                      198 Ferry St, Newark, NJ 07105                      1,450          $26          Month to Month
    7     Sleepy Hollow               76 Beekman Ave, Sleepy Hollow, NY 10591             1,100          $20          15 Years
    8     Ossining                    22 Croton Ave, Ossining, NY 10502                   1,000          $24          6 Months
    9     New Rochelle                514 Main St, New Rochelle, NY 10801                 1,300          $21          5 Years
   10     Morristown                  147 Speed Well Ave, Morristown, NJ 07960            1,600          $18          10 Years
   11     PortChester                 219 West Chester Ave, Port Chester, NY 10573        1,100          $20          5 Years
   12     Summit                      1409 Summit Ave, Union City, NJ 07087               1,000          $15          5 Years
   13     Harrison                    601 Frank Rogers Blvd, Harrison, NJ 07029           1,160          $15          5 Years
   14     Yonkers                     395 South Broadway, Yonkers , NY 10705              1,000          $28          Month to Month
   15     Elizabeth-Elmora            125 Elmora Ave., Elizabeth, NJ 07208                1,503          $22          16 Years
   16     Dover                       43 W. Blackwell Ave., Dover, NJ 07801               1,300          $23          15 Years
   17     Peekskill                   228 N Division St., Peekskill, NY 10566             1,200          $13          20 Years

MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATIONS

The following discussion and analysis of our plan of operations should be read in conjunction with our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contain forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under the heading of "Risk Factors" and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

General Description and Development of Business

Unless otherwise noted, all dollar references are in U.S. Dollars.

On September 2, 2000, Millennium Capital Venture Holdings Inc. was incorporated under the laws of the State of Delaware. The Company is authorized to issue 100,000,000 shares of common stock at $0.0001 par value. On June 2, 2000, the Company issued 5,000,000 shares of its common stock to DotCom Internet Ventures Ltd. Pursuant to Rule 506 for an aggregate consideration of $500 in services. These shares were subsequently transferred on June 26, 2001 to Mr. Desmarais.

On June 26th, 2001, the sole shareholder of Millennium sold its shares to Bruno Desmarais, who thus became the sole shareholder, officer and director of Millennium. Mr. Desmarais commenced looking for an acquisition candidate for Millennium. 5,000,000 shares representing 100% of the issued and outstanding common stock of the issuer were transfered. The purpose of the acquisition was to obtain control of the issuer and subsequently engage in a specific business.

At March 31, 2001, the Company had not yet commenced any formal business operations, and all activity to date relates to the Company's formation and proposed fund raising. The Company's fiscal year end is December 31.

On April 9, 2002, the Company filed it's 2002 Employee Stock Option and Stock Award Plan on Form S-8. Under the terms of this plan, the maximum number of shares of the voting common stock of the Company, that may be optioned or awarded under this Plan is 1,000,000 shares. Pursuant to this Plan, 1,000,000 shares were issued to consultants of the Company in settlement of services rendered of $100,000.

On April 24, 2002, the Company entered into a Share Exchange and Purchase Agreement to acquire between 75% and 100% of the issued and outstanding shares of common stock of Guitron Corporation, a company incorporated under the laws of the Province of Quebec, Canada in exchange for 16,000,000 shares of the Company's common stock. The exchange was subject to shareholder approval and the Company being approved for trading on the OTC:BB within 90 days of the signing. Prior to submission of the exchange for shareholder approval, the parties agreed to cancel the Share Exchange and Purchase Agreement. The parties have negotiated a Break-Up Agreement for this purpose in June 2002.

As of November 1, 2002, the Company acquired all of the issued and outstanding shares of Mada Multimedia Inc. ("Mada"), a corporation organized under the laws of the Province of Quebec. Mada was a company specializing in the conception, production and marketing of multimedia application in the financial education sector. It also offered training courses and simulations in the stock trading sector. Mada was projecting to achieve sales in Canada, the United States and Europe. In connection with the acquisition, the Company's largest shareholder, Bruno Desmarais, gave Mada's sole shareholder, Mario Drolet, the option to purchase 2,000,000 of the shares of the Company owned by Mr. Desmarais for $350,000. The Company purchased Mada for $1,000. These options have been canceled in February 2005.

In January 2003, in order to raise capital for the Company's ongoing needs for accounting services, legal representation and auditing, the Company conducted a private placement of its securities. Under such offering, the Company sold 850,000 shares of common stock and realized total proceeds of $42,500 from such sales. The shares were sold to family members, business associates, close friends of the Company's officers and directors. The shares were issued pursuant to exemptions provided by Section 4(2) of the Securities Act and Regulations D and S promulgated by the Securities and Exchange Commission thereunder. No commissions or finders fees were paid by the Company in connection with the sale of these shares.

As of September 30, 2003 the company had cash of $23,554 and negative working capital of ($56,833), compared to no cash and no current assets and a working capital deficit of ($20,984) at December 31, 2002. Funds used in operations for the first nine months of 2003 were $8,169, compared to funds used in operations of $6,341 for the first nine months of 2002. Since inception up until September 30th 2003, the company had financed operations primarily through sales of equity securities which raised a total of $42,500 and shareholder loans which raised a total of $8,315 for total funds provided to the Company of $50,053 to September 30th 2003.

On February 4, 2005, Mr. Andre St-Arnaud, Mr. Nil Lapointe, Mr. Mario Drolet and Mr. Bruno Desmarais resigned as Directors and Officers of Millennium Capital Venture Holdings Inc.

On February 4, 2005, Mr. Andre St-Arnaud, Mr. Nil Lapointe, Mr. Mario Drolet and Mr. Bruno Desmarais resigned as Directors and Officers of Millennium Capital Venture Holdings Inc.

Mr. Francis Mailhot was nominated and appointed as a Director and as President and CEO of Millennium Capital Venture Holdings Inc. with the intention to revive the business by first completing the audits of year 2003 and 2004 to bring Millennium Capital Venture Holdings Inc. current in it's filing, then the company proceeded to write-off from the Mada Multimedia Assets, as the company failed to execute it's business plan by lack of financial resources and the incapacity to raise further funds. Then Mr. Mailhot started to look for potential acquisition for the shareholder of Millennium Capital Venture Holdings Inc.

The Company may face certain challenges in executing its business model, including but not limited to, competition, the inability to secure the appropriate state licensing to offer such services as, check cashing, insurance, mortgages or real estate, the inability to secure adequate financing to execute its business strategy and the inability to successfully market and attract customers.

On April 7, 2005, Mr. Francis Mailhot resigned as President and CEO of Millennium to bring the board member of Telediscount Communications Inc in control of the company.

On April 7, 2005, Mr. Rainey Sellars, Mr. Tim Gardner and Mr. Jose Araque have been appointed as directors of Capital Venture Holdings Inc., the predecessor to the Company.

On November 18, 2005, Millennium Capital Venture Holdings Inc. changed it's name to Nuevo Financial Center, Inc.

On November 30, 2005, the Board of Directors accepted the resignation of Mr. Francis Mailhot as director of Nuevo Financial Center, Inc.

Founded in 1998, TELEDISCOUNT COMMUNICATIONS, INC. ("Telediscount") is a provider of communication and wire remittance to the rapidly growing Hispanic population within the United States. The Company currently has seventeen stores that target working-class communities in the New York metropolitan area where there is a high concentration of Hispanics. Our historical customer traffic flow into the stores has shown a stable demand for telecommunication products and an increase in demand/requests for financial products. Thus, the Company is in the process of converting its stores into "financial and telecommunication stores" for the underbanked community. According to the Federal Reserve, 9.7% of households in the United States, approximately 26 million individuals, do not have typical transaction accounts at mainstream depository banking institutions. An additional 40 million individuals either do not have a savings account or access to credit, and are thus considered underbanked. The Company proposes to change its name to Nuevo Financial, Inc. and to also market financial products such as storage value cards, debt consolidation program, payday loans, wire transfers, check cashing, money orders, bill payment, auto insurance, home mortgage and prepaid credit cards; in addition to its with current financial and telecommunication products, such as wire remittances (transfers), cell phones and accessories, prepaid calling cards and cellular cards, long distance calling and internet access. Additionally, it is looking to create a network of affiliated distribution channels in Mexico and in other Latin American countries for its financial products. The store base growth will be driven by two modes: franchising the concept and adding affiliated stores to the distribution channel.

We are a provider of communication and wire remittance to the rapidly growing Hispanic population within the United States. We target working-class communities in the New York metropolitan area where there is a high concentration of Hispanics who have strong demand for financial products. Thus, we in the process of converting our stores into "financial stores" for the underbanked community. We intend to market financial products such as storage value cards, debt consolidation program, payday loans, wire transfers, check cashing, money orders, bill payment, auto insurance, home mortgage and prepaid credit cards. Additionally, it is looking to create a network of affiliated distribution channels in Mexico and in other Latin American countries for its financial products. The store base growth will be driven by two modes:
franchising the concept and adding affiliated stores to the distribution channel.


Nuevo's principal executive office is currently located at 2112 Bergenline Avenue, Union City, NJ 07087

Results of Operations - September 2, 2000 (Inception) through September 30, 2005. The Company had entered into an agreement with DotCom Internet Ventures Ltd., who was at that time a shareholder of the Company, to supervise the search for target companies as potential candidates for a business combination. The agreement was to continue until such time as the Company had effected a business combination. DotCom Internet Ventures Ltd. had agreed to pay all expenses of the Company until such time as a business combination was effected, without repayment. William Tay, the sole officer and director of the Company and the sole officer and director of DotCom Internet Ventures Ltd., resigned on September 26, 2001. At that time the Company was in negotiation to acquire a target company, Hub Corporation. Mr. Bruno Desmarais, who was appointed as sole officer and director of the Company on September 27, 2001 was negotiating the transaction with Hub. Mr. Tay sold his share position to Mr. Desmarais and the contract with DotCom International Ventures Ltd. was cancelled. The Company was unable to conclude a transaction with Hub Corporation and continued the review potential candidates for a business combination.

In March 2005 Millennium Capital Venture Holdings was merged with Telediscount Communications and the amalgamated company has been renamed Nuevo Financial Center , Inc.

The Result of operations of the newly merged corporation for the 9 months period ending September 30th 2005 were net sales of $ 2,513,455 versus $2,576,099 in the same period last year. The net profit for this period has been $47,164 at September 30th, 2005 compared with a loss of ($ 300,782) for the 9 month ending September 30th 2004.

The Result for the last 2 audited year were the following, net revenue of $3,235,107 for the year ending December 31st 2004 compared with $4,695,797 for the year ending December 31st 2003. For these same period, the company lost $384,283 at December 31st, 2004 compared with a loss of $386,747 for the year ending December 31st , 2003.

Liquidity and Plan of Operation.

SEPTEMBER 30, 2005

Following the closing of the acquisition of Telediscount Communications Inc., a New York corporation, the Company will fund operations through the revenues of Telediscount Communications Inc. (See: On August 5, 2005, the Company published the unaudited Statement of Income for the years ended 2003 and 2004 for Telediscount Communications, Inc., its unaudited Consolidated Balance Sheets for 12/31/2004 for Telediscount Communications, Inc., and its Consolidated Condensed Statements of Cash Flows for the fiscal year 2004 for Telediscount Communications, Inc. And see on December 8, 2005 it's audited Statement of Income and it's Consolidated Balance Sheets for the year 2003 and 2004.)

The Company believes that it has sufficient capital to fund its operations for the next 12 months, even if it is unable to raise additional financing from new investors. Historically, revenues from the Company's current retail operations have been subject to seasonal fluctuations. Generally, the seventeen stores operate at a break-even level during the winter months and at a more profitable level during the warmer months of the year.


Our  financial  statements  have been  prepared in  conformity  with  accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. While the Company has sustained operating losses in recent years, the Company believes that it has sufficient financial resources to fund its current operations for the next twelve months.

Plan of Operation

In order to execute its strategy, the Company needs to raise additional capital and plans to seek such capital during the first quarter of 2006, if and when its stock begins trading in the open market. Management believes that it need to raise $5,000,000. to complete its business plan. Such funds, if obtained, would be utilized primarily for acquisitions, center expansion, marketing, information systems and working capital. However, there can be no assurance that the Company will be able to secure such additional financing or whether such financing, if obtained will be available at all on terms acceptable to us.


      Management is currently in discussions/interviews with several investment banks to determine the best method of executing a secondary offering of $5,000,000, such offering to begin thirty days after the effective date of this registration statement. If the Company is unable to raise all of the maximum funds, available funds will be limited to four aspects of our business plan, as appropriate based on market conditions and current priorities:

      o Implement aggressive market campaigns to the Hispanic community - This is achieved through low-cost methods such as radio, newspaper and flyers which will promote the new products currently being implemented into the stores;

      o Create e-commerce website - The majority of this is already completed. The final phase is installing the ability to execute transactions which is a minimal cost;

      o Institute a centralized technology platform and database to process financial transactions - in conjunction with e-commerce as well as leasing a new system for the store network;

      o Receive permits and licenses to provide financial services not secured through acquisition - This could include check-cashing and insurance.

The following plan of operation for the company covers the twelve (12) month period commencing from the date of this quarterly report:


The Company is seeking to expand its current operations by converting its stores into "financial stores", whereby the Company proposes to offer financial products, such as storage value cards, payday loans, wire transfers, check cashing, money orders, bill payment, auto insurance, home mortgage and prepaid credit cards and other financial products and services to its customers.

Besides the branding and trust that it has built in consumer's mind over the last 7 years, Nuevo Financial has several other advantages to accelerate its conversion into a "financial store" and grow its business. Given the development of its telecommunication products, the Company has a state-of-the-art communication network with preferential telecommunication rates. Coupled with the use of new technology such as Voice over Internet Protocol (VOIP), Nuevo Financial can connect all its stores to headquarter at no cost and provide secured broadband connectivity globally. Secondly, the Company has locked up the most desirable storefront locations in its targeted Hispanic communities with significant foot traffic and calling volume. From these locations, it currently generates $1 million per week in wire transfers using four carriers to numerous countries throughout Latin America. To develop the business, management is focused on completing several key objectives over the next 12 months:


The Company plans to expand the retail center operations by undertaking a franchising and the "build-out and roll-out" of strategically located centers. It currently operates 17 stores in the New York metropolitan area that includes New Jersey counties across the Hudson River from New York City and New York counties that include Westchester County, Long Island and the New York City boroughs. Management has scouted over 75 locations in the New York/New Jersey metropolitan area, 50 stores in the LA area, 25 in Chicago, 40 in the states of North and South Carolina, 15 in Dallas, and 15 in Orlando for further expansion. The Company plans to use the Internet, direct marketing, radio, cable television and newspaper advertising to market its centers and promote its products and services.

Also the management has defined a list of action that are already undertaken or will be in the beginning of 2006 to achieve it's growth plans:

      o Secure key strategic partnerships with financial institutions and Latin America retailers

      o Complete strategic acquisitions for select financial services with license requirements

      o Receive permits and licenses to provide financial services not secured through acquisition

      o Institute a centralized technology platform and database to process financial transactions

      o     Implement aggressive market campaigns to the Hispanic community

      o     Develop a turnkey franchise program

      o     Create e-commerce website

      o     Recruit a world class management team

Off-Balance Sheet Arrangements.

      The Company, as of the original date of this report and as of the date that this report is filed with the SEC, has no off-balance sheet arrangements.

                                   LITIGATION

      From time to time, we may be involved in various claims, lawsuits, and disputes with third parties, actions incidental to the normal operations of the business. As of the date of this offering, we are not aware of any material claims, lawsuits, disputes with third parties or the like that would have any material affect on our business.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following table indicates how many shares of our common stock were beneficially owned as of September 15, 2005, by (1) each person known by us to be the owner of more than 5% of our outstanding shares of common stock, (2) our director, (3) our executive officer, and (4) our director and executive officer as a group. In general, "beneficial ownership" includes those shares a director or executive officer has sole or shared power to vote or transfer (whether or not owned directly) and rights to acquire common stock through the exercise of stock options or warrants that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons name in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. We based our calculation of the percentage owned on 23,700,000 shares outstanding on February ___, 2006. The address of each of the director and executive officer listed below is c/o Nuevo Financial Center, Inc., 2112 Bergenline Avenue, Union City, NJ 07087

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the date of this memorandum, and as adjusted to reflect the maximum sale of Common Stock offered by this Memorandum, (i) by each person (or group of affiliated persons) who is known by the Company to own beneficially five percent (5%) or more of the Company's Common Stock, (ii) each of the Named Executive Officers, (iii) by each of the Company's directors and director designates, and (iv) by all directors, director designates and executive officers as a group. The Company believes that the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.


Name of Shareholder                                      Number of Shares     Percentage Owned
-------------------                                      ----------------     ----------------
Trey Rhyne                                                    2,849,586            12.0%
Rene Kleyweg                                                  2,381,015            10.0%
Ed Cabrera (1)                                                2,019,588             8.5%
Jose Araque (2)                                               2,130,699             6.9%
Angel Castellanos                                             1,630,699             6.9%
John Binnie                                                   1,281,102             5.4%
Richard Arrol                                                 1,195,275             5.0%
Rainey Sellars (3)                                              317,721             1.3%
Les Services Financiers Francis Mailhot Inc. (4)                681,400             2.9%
Toyma Capital Inc. (5)                                          745,000             3.1%
Timothy Gardner (6)                                              45,774             0.2%
Jim Gatheral (7)                                              1,088,889             4.6%
Paul Dewinter (7)                                             1,088,889             4.6%
Brian Abdoo (7)                                               1,088,889             4.6%
Christian Kutscher (7)                                          854,068             3.6%
Keith Geoff (7)                                                 700,000             2.9%
Jason Harkavy (7)                                               700,000             2.9%
Tim Clorite (7)                                                 700,000             2.9%
John Chandler (7)                                               114,435             0.5%
Gregory Piccinno (7)                                             19,072             0.1%
Benjamin Cowley (7)                                              11,444             0.1%
La Nacional Corporation (8)                                     282,855             1.2%
Marie-France Giguere (9)                                         50,000             0.2%
Total Shares Held by Directors, Officer, Control and or      21,476,400          90,62%
Affiliates

 Total Shares Held by Public (10)                             2,223,600            9.38%
 Total Shares Outstanding (11)                               23,700,000             100%
 Warrants (12)                                                        0
 Options (13)                                                 1,000,000
 Shares Outstanding on a fully diluted basis before          24,214,958
 exercising of Special Options
 Special Options (14)                                         2,421,496
 Shares Outstanding on a fully diluted basis                 26,636,454

1) Ed Cabrera is an employee of Empire Financial Holding Co. Empire Financial Holding Co. is the market maker filing the Form 211 for the Company with Nasdaq. Includes 500,000 shares of common stock underlying options.

2) Jose Araque is the Chief Operating Officer, President, and director of the issuer. Includes 1,630,699 shares of common stock and options to purchase 500,000 shares of common stock underlying stock purchase options currently exercisable and will expire on September 2, 2007.
3)    Rainey Sellars is a director of the issuer.
4) Les Services Financiers Francis Mailhot Inc. is a company 100% owned and controlled by Francis Mailhot, and Francis Mailhot is a managing director at Finkelstein Capital Inc., and Finkelstein Capital Inc. is a corporate finance advisory firm presently retained by the Issuer. Les Services Financiers Francis Mailhot Inc. owned (25%) of Finkelstein Capital Inc.
5) Toyma Capital Inc. Is a company 100% owned by the Amyot Family Trust of which Mr. Jean-Francois Amyot is one of the beneficiaries of the trust and Mr. Amyot is a managing director of Finkelstein Capital Inc. and Finkelstein Capital Inc. is a corporate finance advisory firm presently retained by the Issuer. Toyma Capital Inc. owns (25%) of Finkelstein Capital Inc. Mr. Jean-Francois Amyot controls and votes for the Amyot Family Trust
6)    Timothy Gardner is a director of the Issuer.
7)    Founding Shareholders.
8) La Nacional Corporation is a corporation managed by Allan H. Friedman and Dilice Villafana. Allan H. Friedman and Dilice Villafana collectively controls and vote for the La Nacional Corporation,
9)    Marie-France Giguere is the common law spouse of Francis Mailhot.
10) There are 2,223,600 shares held by the public of which, 1,850,000 common shares are already registered for trading.
11) There are a total of 23,700,000 common shares outstanding owned by a total of 105 shareholders.
12)   No warrants have been issued.
13) Jose Araque, the Chief Operating Officer, President and director of the Issuer was granted 500,000 share purchase options at $0.01 and Ed Cabrera, a consultant was granted 500,000 share purchase options at $0.01. The options were granted on September 2, 2000, are currently exercisable and will expire on September 2, 2007.
14) Ed Cabrera was granted special options whereby once the Issuer is successful in obtaining a $5,000,000 financing, Mr. Cabrera will receive shares of the Issuer in the amount equal to 10% of the fully diluted shares outstanding and therefore 2,421,496.


                              SELLING SHAREHOLDERS

The table below sets forth the name of each person who is offering for resale shares of common stock covered by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering, and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

The shares of common stock being offered in this prospectus (including shares issuable upon the conversion of convertible promissory notes) were issued in private placement transactions by us, each of which was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to
Section 4(2) of the Securities Act.

Because the selling shareholders may offer all, some, or none of their shares of our common stock, we cannot provide a definitive estimate of the number of shares that the selling shareholders will hold after this offering.

Other than as indicated, none of the selling shareholders has at any time during the past three years acted as one of our employees, officers, or directors or otherwise had a material relationship with us.


For purposes of the following table, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a selling shareholder and the percentage ownership of that selling shareholder, shares of common stock issuable through the exercise of stock options or warrants that are exercisable currently or become exercisable within 60 days, and upon the conversion of promissory notes that are presently convertible or may be converted within 60 days. Each selling shareholder's percentage of ownership in the following table is based on 23,700,000 shares of common stock outstanding as of February ___, 2006.

------------------------------------------------------------------------------------------------------------------
                                                                            Number of       Shares beneficially
                                             Shares beneficially owned    common shares       owned after the
                                               prior to the offering      registered in          offering
                                           ------------------------------      this      -------------------------
           Selling Shareholder                 Number         Percent       prospectus      Number      Percent
==================================================================================================================
2964-2097 QUEBEC INC  (1)                          100,000      0.4%            100,000
------------------------------------------------------------------------------------------------------------------
3516776 CANADA INC  (2)                            175,000      0.7%            175,000
------------------------------------------------------------------------------------------------------------------
3650162 CANADA INC (3)                              20,000      0.1%             20,000
------------------------------------------------------------------------------------------------------------------
6047815 CANADA INC (4)                               5,000      0.0%              5,000
------------------------------------------------------------------------------------------------------------------
6265880 CANADA INC  (5)                             15,000      0.1%             15,000
------------------------------------------------------------------------------------------------------------------
Alice Arnold                                           500      0.0%                500
------------------------------------------------------------------------------------------------------------------
Richard Arrol                                    1,195,275      5.0%          1,195,275
------------------------------------------------------------------------------------------------------------------
ASR INVEST LTD  (6)                                238,500      1.0%            238,500
------------------------------------------------------------------------------------------------------------------
Irma Barrientos                                        500      0.0%                500
------------------------------------------------------------------------------------------------------------------
Richard Binhammer                                      500      0.0%                500
------------------------------------------------------------------------------------------------------------------
Angela Buffa                                           500      0.0%                500
------------------------------------------------------------------------------------------------------------------
Ed Cabrera (7)                                         500      0.0%                500
------------------------------------------------------------------------------------------------------------------
Catherine Calve                                        500      0.0%                500
------------------------------------------------------------------------------------------------------------------
Sebastien Choquet                                      100      0.0%                100
------------------------------------------------------------------------------------------------------------------
Jean Clement                                           100      0.0%                100
------------------------------------------------------------------------------------------------------------------
CNL FINANCE LTD (8)                                399,300      1.7%            399,300
------------------------------------------------------------------------------------------------------------------
Claude Cossette                                        100      0.0%                100
------------------------------------------------------------------------------------------------------------------
Danielle Coupal                                        100      0.0%                100
------------------------------------------------------------------------------------------------------------------
Sylvain Demers                                         100      0.0%                100
------------------------------------------------------------------------------------------------------------------
Anne-Marie Desmarais                                   100      0.0%                100
------------------------------------------------------------------------------------------------------------------
Bruno Desmarais                                     20,000      0.1%             20,000
------------------------------------------------------------------------------------------------------------------
Dominique Desmarais                                    100      0.0%                100
------------------------------------------------------------------------------------------------------------------
Jean-Francois Desmarais                                100      0.0%                100
------------------------------------------------------------------------------------------------------------------
Michel Desmarais                                       100      0.0%                100
------------------------------------------------------------------------------------------------------------------
Stephane Doyon                                         100      0.0%                100
------------------------------------------------------------------------------------------------------------------
Magali Durand                                          100      0.0%                100
------------------------------------------------------------------------------------------------------------------
Francis Fokom                                        8,200      0.0%              8,200
------------------------------------------------------------------------------------------------------------------
Carole Fyfe                                            100      0.0%                100
------------------------------------------------------------------------------------------------------------------
Paul Fyfe                                              100      0.0%                100
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                                            Number of       Shares beneficially
                                             Shares beneficially owned    common shares       owned after the
                                               prior to the offering      registered in          offering
                                           ------------------------------      this      -------------------------
           Selling Shareholder                 Number         Percent       prospectus      Number      Percent
==================================================================================================================
Suzanne Fyfe                                           100      0.0%                100
------------------------------------------------------------------------------------------------------------------
Lupe Galvan                                            500      0.0%                500
------------------------------------------------------------------------------------------------------------------
Martine Gariepy                                        100      0.0%                100
------------------------------------------------------------------------------------------------------------------
Josee Gauthier                                         100      0.0%                100
------------------------------------------------------------------------------------------------------------------
GESTION CD LAM (9)                                 200,000      0.8%            200,000             0     0.0%
------------------------------------------------------------------------------------------------------------------
GESTION CD LAM INC                                  10,500      0.0%             10,500             0     0.0%
------------------------------------------------------------------------------------------------------------------
Marie-France Giguere                                62,500      0.3%             62,500             0     0.0%
------------------------------------------------------------------------------------------------------------------
Pierette Guerin                                        100      0.0%                100             0     0.0%
------------------------------------------------------------------------------------------------------------------
Saul Hernandez                                         500      0.0%                500             0     0.0%
------------------------------------------------------------------------------------------------------------------
International Securities  Group (10)                10,000      0.0%             10,000             0     0.0%
------------------------------------------------------------------------------------------------------------------
Stellios Kontis                                     10,000      0.0%             10,000             0     0.0%
------------------------------------------------------------------------------------------------------------------
Isaac Krausz                                         7,500      0.0%              7,500             0     0.0%
------------------------------------------------------------------------------------------------------------------
Sylvain Lachance                                       100      0.0%                100             0     0.0%
------------------------------------------------------------------------------------------------------------------
Carole Bellemare Lamoureux                             100      0.0%                100             0     0.0%
------------------------------------------------------------------------------------------------------------------
Anne Lapointe                                          100      0.0%                100             0     0.0%
------------------------------------------------------------------------------------------------------------------
Marie-Eve Lapointe                                     100      0.0%                100             0     0.0%
------------------------------------------------------------------------------------------------------------------
Neil Lapointe                                          100      0.0%                100             0     0.0%
------------------------------------------------------------------------------------------------------------------
Pascale Lapointe                                       100      0.0%                100             0     0.0%
------------------------------------------------------------------------------------------------------------------
Gilbert Laurin                                         500      0.0%                500             0     0.0%
------------------------------------------------------------------------------------------------------------------
W Scott Lawler                                     150,000      0.6%            150,000             0     0.0%
------------------------------------------------------------------------------------------------------------------
Gilles Lefebvre                                        100      0.0%                100             0     0.0%
------------------------------------------------------------------------------------------------------------------
Louise Legendre                                        100      0.0%                100             0     0.0%
------------------------------------------------------------------------------------------------------------------
Les Services Financiers Francis Mailhot            383,900      1.6%            383,900             0     0.0%
Inc (11)
------------------------------------------------------------------------------------------------------------------
Les Services Financiers Francis Mailhot            297,500      1.3%            297,500             0     0.0%
Inc
------------------------------------------------------------------------------------------------------------------
Don Loiselle                                        17,500      0.1%             17,500             0     0.0%
------------------------------------------------------------------------------------------------------------------
Dennis Mahbeer                                         100      0.0%                100             0     0.0%
------------------------------------------------------------------------------------------------------------------
Paul Mariani                                           500      0.0%                500             0     0.0%
------------------------------------------------------------------------------------------------------------------
Ofelia Martinez                                        500      0.0%                500             0     0.0%
------------------------------------------------------------------------------------------------------------------
Jacqueline McGowan                                     100      0.0%                100             0     0.0%
------------------------------------------------------------------------------------------------------------------
P Mease                                                500      0.0%                500             0     0.0%
------------------------------------------------------------------------------------------------------------------
Bill Mesler                                            500      0.0%                500             0     0.0%
------------------------------------------------------------------------------------------------------------------
Mark Mesler                                            500      0.0%                500             0     0.0%
------------------------------------------------------------------------------------------------------------------
Francois Messier                                       100      0.0%                100             0     0.0%
------------------------------------------------------------------------------------------------------------------
Peter Nikiforos                                     16,000      0.1%             16,000             0     0.0%
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                                            Number of       Shares beneficially
                                             Shares beneficially owned    common shares       owned after the
                                               prior to the offering      registered in          offering
                                           ------------------------------      this      -------------------------
           Selling Shareholder                 Number         Percent       prospectus      Number      Percent
==================================================================================================================
Osprey Services Ltd                                    500      0.0%                500             0     0.0%
------------------------------------------------------------------------------------------------------------------
Gilles Parent                                        4,000      0.0%              4,000             0     0.0%
------------------------------------------------------------------------------------------------------------------
Elena Paul                                             500      0.0%                500             0     0.0%
------------------------------------------------------------------------------------------------------------------
Fatima Paulo                                           100      0.0%                100             0     0.0%
------------------------------------------------------------------------------------------------------------------
Alison Pringle                                         500      0.0%                500             0     0.0%
------------------------------------------------------------------------------------------------------------------
Jean-Jacques Provencher                              5,000      0.0%              5,000             0     0.0%
------------------------------------------------------------------------------------------------------------------
Jean-Sebastien Provencher                           16,400      0.1%             16,400             0     0.0%
------------------------------------------------------------------------------------------------------------------
Rahn & Bodmer                                       98,000      0.4%             98,000             0     0.0%
------------------------------------------------------------------------------------------------------------------
Sophie Rochette                                        100      0.0%                100             0     0.0%
------------------------------------------------------------------------------------------------------------------
Blanca Sanchez                                         500      0.0%                500             0     0.0%
------------------------------------------------------------------------------------------------------------------
Samantha Santos                                        500      0.0%                500             0     0.0%
------------------------------------------------------------------------------------------------------------------
Andre St-Arnaud                                        100      0.0%                100             0     0.0%
------------------------------------------------------------------------------------------------------------------
Christian St-Arnaud                                    100      0.0%                100             0     0.0%
------------------------------------------------------------------------------------------------------------------
Sylvain St-Arnaud                                      100      0.0%                100             0     0.0%
------------------------------------------------------------------------------------------------------------------
Richard St-Julien                                  150,000      0.6%            150,000             0     0.0%
------------------------------------------------------------------------------------------------------------------
Costa Thomas                                        16,000      0.1%             16,000             0     0.0%
------------------------------------------------------------------------------------------------------------------
Toyma Capital Inc (12)                             745,000      3.1%            745,000             0     0.0%
------------------------------------------------------------------------------------------------------------------
Fabien Verret                                          100      0.0%                100             0     0.0%
------------------------------------------------------------------------------------------------------------------
Therese Versaille                                      100      0.0%                100             0     0.0%
------------------------------------------------------------------------------------------------------------------
Normand Vidal                                          100      0.0%                100             0     0.0%
------------------------------------------------------------------------------------------------------------------
Vintage Filing LLC (13)                              1,000      0.0%              1,000             0     0.0%
------------------------------------------------------------------------------------------------------------------
Von Alven Corp (14)                                180,100      0.8%            180,100             0     0.0%
------------------------------------------------------------------------------------------------------------------
Warburg Capital Holding (15)                       325,000      1.4%            325,000             0     0.0%
------------------------------------------------------------------------------------------------------------------
Trey Rhyne                                       2,849,586     12.0%          2,849,586             0     0.0%
------------------------------------------------------------------------------------------------------------------
Rene Kleyweg                                     2,381,015     10.0%          2,381,015             0     0.0%
------------------------------------------------------------------------------------------------------------------
Ed Cabrera                                       2,019,588      8.5%          2,019,588             0     0.0%
------------------------------------------------------------------------------------------------------------------
Jose Araque                                      1,630,699      6.9%          1,630,699             0     0.0%
------------------------------------------------------------------------------------------------------------------
Angel Castellanos                                1,630,699      6.9%          1,630,699             0     0.0%
------------------------------------------------------------------------------------------------------------------
John Binnie                                      1,281,102      5.4%          1,281,102             0     0.0%
------------------------------------------------------------------------------------------------------------------
Rainey Sellars                                     317,721      1.3%            317,721             0     0.0%
------------------------------------------------------------------------------------------------------------------
Tim Gardner                                         45,774      0.2%             45,774             0     0.0%
------------------------------------------------------------------------------------------------------------------
Jim Gatheral                                     1,088,889      4.6%          1,088,889             0     0.0%
------------------------------------------------------------------------------------------------------------------
Paul Dewinter                                    1,088,889      4.6%          1,088,889             0     0.0%
------------------------------------------------------------------------------------------------------------------
Brian Abdoo                                      1,088,889      4.6%          1,088,889             0     0.0%
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                                            Number of       Shares beneficially
                                             Shares beneficially owned    common shares       owned after the
                                               prior to the offering      registered in          offering
                                           ------------------------------      this      -------------------------
           Selling Shareholder                 Number         Percent       prospectus      Number      Percent
==================================================================================================================
Christian Kutscher                                 854,068      3.6%            854,068             0     0.0%
------------------------------------------------------------------------------------------------------------------
Keith Geoff                                        700,000      2.9%            700,000             0     0.0%
------------------------------------------------------------------------------------------------------------------
Jason Harkavy                                      700,000      2.9%            700,000             0     0.0%
------------------------------------------------------------------------------------------------------------------
Tim Clorite                                        700,000      2.9%            700,000             0     0.0%
------------------------------------------------------------------------------------------------------------------
John Chandler                                      114,435      0.5%            114,435             0     0.0%
------------------------------------------------------------------------------------------------------------------
Gregory Piccininno                                  19,072      0.1%             19,072             0     0.0%
------------------------------------------------------------------------------------------------------------------
Benjamin Cowley                                     11,444      0.0%             11,444             0     0.0%
------------------------------------------------------------------------------------------------------------------
La Nacional Corporation (16)                       282,855      1.2%            282,855             0     0.0%
------------------------------------------------------------------------------------------------------------------
Total                                           23,700,000     100.0%        23,700,000             0     0.0%
------------------------------------------------------------------------------------------------------------------

----------
1) 2964-2097 QUEBEC INC is a company in which dispositive control is held by Gaetan Morin.
2) 3516776 CANADA INC is a company in which dispositive control is held by Simon Phaneuf.
3) 3650162 CANADA INC is a company in which dispositive control is held by Simon Phaneuf.
4) 6047815 CANADA INC is a company in which dispositive control is held by Homer Pateridis.
5) 6265880 CANADA INC is a company in which dispositive control is held by Nathalie Morissette.
6)    ASR INVEST LTD is a company in which dispositive control is held by Trevor
      Vale
7) Edward Cabrera is a registered broker who is also a selling shareholder. Edward Cabrera is an employee of Empire Financial Holdings Co. Empire Financial Holding Co. is the market maker filing the Form 211 for the Company with Nasdaq.
8) CNL FINANCE LTD is a company in which dispositive control is held by Fred Coulon.
9) GESTION CD LAM is a company in which dispositive control is held by Jean-Guy Lambert
10) International Securities Group is a company in which dispositive control is held by Caroline Winsor
11) Les Services Financiers Francis Mailhot Inc is a company in which dispositive control is held by Francis Mailhot.
12) Toyma Capital Inc. is a company 100% owned by the Amyot Family Trust of which Mr. Jean-Francois Amyot is one of the beneficiaries of the trust and Mr. Amyot is a managing director of Finkelstein Capital Inc. and Finkelstein Capital Inc. is a corporate finance advisory firm presently retained by the Issuer. Toyma Capital Inc. owns (25%) of Finkelstein Capital Inc. Mr. Jean-Francois Amyot controls and votes for the Amyot Family Trust
13) Vintage Filing LLC is a company in which dispositive control is held by by Seth Farbman
14) Von Alven Corp is a company in which dispositive control is held by Michaelle Armbrister
15) Warburg Capital Holding is a company in which dispositive control is held by by Arnold Forbes
16) La Nacional Corporation is a corporation in which dispositive control is held by Allan H. Friedman and Dilice Villafana collectively.


                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding or is issuable on exercise of warrants that have already been issued. Accordingly, there will be no dilution to our existing shareholders.

                              PLAN OF DISTRIBUTION

The selling shareholders and any of their respective pledgees, donees, assignees, and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices.

We have agreed, subject to certain limits, to bear all costs, expenses, and fees of registration of the shares of our common stock offered by the selling shareholders for resale. However, any brokerage commissions, discounts, concessions, or other fees, if any, payable to broker-dealers in connection with any sale of shares of common stock will be borne by the selling shareholders selling those shares or by the purchasers of those shares.

On our being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, or secondary distribution, or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing the following:

      o the name of each such selling shareholder and of any participating broker-dealer

      o     the number of securities involved

      o     the price at which such securities were sold

      o the commissions paid or discounts or concessions allowed to any broker-dealer, where applicable

      o that any broker-dealer did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus

      o     other facts material to the transaction.

The selling shareholders may use any one or more of the following methods when selling shares:

      o     directly as principals

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account

      o an exchange distribution in accordance with the rules of the applicable exchange

      o     privately negotiated transactions

      o short sales that are in compliance with the applicable laws and regulations of any state or the United States

      o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share

      o     a combination of any such methods of sale

      o     any other method permitted pursuant to applicable law

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Any sales of the shares may be effected through the OTC Bulletin Board, in private transactions or otherwise, and the shares may be sold at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

The selling shareholders may also engage in short sales against the box, puts and calls, and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. We believe that the selling shareholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. If the selling shareholders effect sales through underwriters, brokers, dealers or agents, such firms may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of the shares for whom they may act as agent, principal or both in amounts to be negotiated. Those persons who act as broker-dealers or underwriters in connection with the sale of the shares may be selected by the selling shareholders and may have other business relationships with, and perform services for, us. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

Any selling shareholder or broker-dealer who participates in the sale of the shares may be deemed to be an "underwriter" within the meaning of section 2(11) of the Securities Act. Any commissions received by any underwriter or broker-dealer and any profit on any sale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

The anti-manipulation provisions of Rules 101 through 104 of Regulation M promulgated under the Exchange Act may apply to purchases and sales of shares of common stock by the selling shareholders. In addition, there are restrictions on market-making activities by persons engaged in the distribution of the common stock.

Under the securities laws of certain states, the shares may be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be able to be sold unless our common stock has been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

We are required to pay expenses incident to the registration, offering, and sale of the shares under this offering. We estimate that our expenses will total approximately $50,000. We have agreed to indemnify certain selling shareholders and certain other persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments to which those selling shareholders or their respective pledgees, donees, transferees or other successors in interest may be required to make in respect thereof. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

                            DESCRIPTION OF SECURITIES

Our Common Stock

Authorized and Outstanding


Our authorized capital consists of 100,000,000 million shares of common stock, par value $.001 per share. As of February ___, 2006, 23,700,000 shares of our common stock were outstanding. The Company is authorized to issue 20,000,000 shares of preferred stock at $0.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. The Company has no shares of its preferred stock issued and outstanding.

Voting Rights

Holders of our common stock have the right to cast one vote for each share of stock in their name on the books of our company, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including election of directors. There is no right to cumulative voting in election of directors. Except where a greater requirement is provided by statute or by the articles of incorporation, or in the by-laws, the presence, in person or by proxy duly authorized, of the one or more holders of a majority of the outstanding shares of our common stock constitutes a quorum for the transaction of business. The vote by the holders of a majority of outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or amendment of our articles of incorporation.

Dividends

There are no restrictions in our articles of incorporation or by-laws that prevent us from declaring dividends. The Delaware General Corporation Law, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend (1) we would not be able to pay our debts as they become due in the usual course of business or (2) our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution. We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Preemptive Rights

Holders of our common stock are not entitled to preemptive rights, and no redemption or sinking fund provisions are applicable to our common stock. All outstanding shares of our common stock are, and the units of common stock sold in the offering will when issued be, fully paid and non-assessable.

We have not granted to date any stock options.

Our Transfer Agent

We have retained Interwest Stock Transfer located at 1981 East Murray Road, suite 100 Salt Lake City, Utah 84117 as our transfer agent.

                                     EXPERTS

Our audited financial statements as of December 31, 2004, included in this prospectus have been so included in reliance on the report of Schwartz Levitsky Feldman LLP, independent registered accountants, given on the authority of said firm as experts in accounting and auditing.

Our unaudited financial statements as of September 30, 2005, including the Telediscount Communications Inc. Balance Sheet and related Statement of Operations, Statement of Shareholder's Equity and Statement of Cash Flows for the year ended December 31, 2004 and 2005, and Footnotes to the Financial Statements and the Unaudited Pro Forma Combined Financial Statements of Telediscount Communications Inc. and Nuevo Financial Center, Inc., included in this prospectus have been so included in reliance on Jewett, Schwartz & Associates, independent registered accountants, given on the authority of said firm as experts in accounting and auditing.

No expert or counsel named in this registration statement as having prepared or certified any part of this statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or will receive, in connection with the offering, a substantial interest, direct or indirect, in us. Nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                                  LEGAL MATTERS

The validity of our common stock  offered  hereby will be passed upon for Joseph
I. Emas, 1224 Washington Avenue, Miami Beach, FL 33139.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

DISCLOSURE  OF  COMMISSION   POSITION  OF  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES; ANTI-TAKEOVER, LIMITED LIABILITY AND INDEMNIFICATION PROVISIONS

Certificate of Incorporation and Bylaws. Pursuant to our amended certificate of incorporation, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

      o diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

      o putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

      o effecting an acquisition that might complicate or preclude the takeover.

Delaware Anti-Takeover Law. We are subject to the provisions of Section 203 of the Delaware General Corporation Law concerning corporate takeovers. This section prevents certain Delaware corporations from engaging in a business combination with any interested stockholder, under certain circumstances. For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons. Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

      o the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained such status;

      o upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers; or

      o on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

This   statute   could   prohibit  or  delay   mergers  or  other   takeover  or
change-in-control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limited Liability and Indemnification. Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

Under Delaware law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

      o     conducted himself or herself in good faith;

      o reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

      o in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorney fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Related Party Transactions Within The Past Two Years. There were no transactions or proposed transactions during the last two years to which we were a party, or proposed to be a party, in which certain persons had a direct or indirect material interest.

                        MILLENNIUM CAPITAL HOLDINGS, INC.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

                        MILLENNIUM CAPITAL HOLDINGS, INC.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2004



                                TABLE OF CONTENTS


        Report of Independent Auditors                                 1
        Balance Sheet                                                  2
        Statement of Operations                                        3
        Statement of Cash Flows                                        4
        Statement of Stockholders' Equity                              5
        Notes to Financial Statements                                6-7

SCHWARTZ LEVITSKY FELDMAN LLP

COMPTABLES AGREES
CHARTERED ACCOUNTANTS
MONTREAL, TORONTO, OTTAWA


REPORT OF INDEPENDENT AUDITORS


To the Stockholders of
Millennium Capital Holdings, Inc.
(A Development Stage Company)

We have audited the balance sheets of Millennium Capital Holdings, Inc. (A Development Stage Company) as at December 31, 2004 and 2003 and the statements of operations and stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Millennium Capital Holdings, Inc. as at December 31, 2004 and 2003 and the results of its operations and its cash flows for each of the year ended December 31, 2004 and 2003, in conformity with generally accepted accounting principles in the United States of America.

Since the accompanying financial statements have been prepared assuming the company will continue as a going concern. As outlined in note 1 to the consolidated financial statements, the company has no established source of revenue and has not commenced any commercial operations. This raises substantial doubt that its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Montreal, Quebec
February 15, 2005                                         CHARTERED ACCOUNTANTS


                1980, rue Sherbrooke Ouest, 10e etage
                Montreal (Quebec) H3H 1E8
                Tel: 514 937 6392
                Fax: 514 933 9710

MILLENNIUM CAPITAL HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS AT DECEMBER 31, 2004 AND DECEMBER 31, 2003

                                                                          Page 2
--------------------------------------------------------------------------------

                                                         2004            2003
                                                      ---------       ---------
ASSETS

Current
    Cash                                              $      --       $      --
                                                      =========       =========
LIABILITIES

CURRENT
    Accounts payable                                  $  10,000       $   5,000
                                                      ---------       ---------
STOCKHOLDERS' DEFICIT

CAPITAL STOCK                                               685             685

ADDITIONAL PAID IN CAPITAL                              142,315         142,315

ACCUMULATED DEFICIT                                    (153,000)       (148,000)
                                                      ---------       ---------

TOTAL STOCKHOLDERS' DEFICIT                             (10,000)         (5,000)
                                                      ---------       ---------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT           $      --       $      --
                                                      =========       =========


APPROVED ON BEHALF OF THE BOARD:

______________________ Director

______________________ Director


The accompanying notes are an integral part of these financial statements.

MILLENNIUM CAPITAL HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2004, DECEMBER 31, 2003 AND FROM INCEPTION

                                                                          Page 3
--------------------------------------------------------------------------------

                                                                            JUNE 2, 2000
                                                                            (INCEPTION)
                                                                                 TO
                                                                            DECEMBER 31,
                                                2004            2003            2004
                                            -----------     -----------     -----------
REVENUE                                     $        --     $        --     $        --
                                            -----------     -----------     -----------
OPERATING EXPENSES
    Professional fees                             5,000          25,122          64,561
    Consultants fees                                 --              --          71,909
    Other expenses                                   --          15,047          30,093
                                            -----------     -----------     -----------
                                                 (5,000)         40,169         166,563
                                            -----------     -----------     -----------
LOSS BEFORE OTHER ITEM AND INCOME TAXES           5,000         (40,169)       (166,563)
    Gain on settlement of debt                       --          13,653          13,653
                                            -----------     -----------     -----------
LOSS BEFORE INCOME TAXES                          5,000         (26,516)       (152,910)
    Income taxes                                     --              --              90
                                            -----------     -----------     -----------
NET LOSS                                    $    (5,000)    $   (26,516)    $  (153,000)
                                            ===========     ===========     ===========


NET LOSS PER COMMON SHARE                   $     (.001)    $     (.004)    $     (.022)
                                            ===========     ===========     ===========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
USED IN CALCULATION                           6,850,000       6,815,068       6,850,000
                                            ===========     ===========     ===========


The accompanying notes are an integral part of these financial statements.

MILLENNIUM CAPITAL HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2004, DECEMBER 31, 2003 AND FROM INCEPTION

                                                                          Page 4
--------------------------------------------------------------------------------

                                                                          JUNE 2, 2000
                                                                           (INCEPTION)
                                                                               TO
                                                                          DECEMBER 31,
                                                 2004           2003          2004
                                               ---------     ---------     ---------
OPERATING ACTIVITIES
    Net loss from continuing operations        $  (5,000)    $ (26,516)    $(153,000)
    Issue of common stock for service                 --        42,500       143,000
    Income taxes                                      --           (90)           --
    Accounts payable                               5,000        (8,821)      100,000
    Gain on settlement of debt                        --       (13,653)      (13,653)
                                               ---------     ---------     ---------
NET CASH USED IN OPERATING ACTIVITIES                 --        (6,580)      (13,653)
                                               ---------     ---------     ---------
FINANCING ACTIVITIES
    Proceeds from settlement of debt                  --        13,653        13,653
    Stockholder's loan                                --        (7,010)           --
                                               ---------     ---------     ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES             --         6,643        13,653
                                               ---------     ---------     ---------

NET INCREASE IN CASH AND CASH EQUIVALENT              --            63            --

CASH AND CASH EQUIVALENT, BEGINNING OF YEAR           --           (63)           --
                                               ---------     ---------     ---------
CASH AND CASH EQUIVALENT, END OF YEAR          $      --     $      --     $      --
                                               =========     =========     =========


The accompanying notes are an integral part of these financial statements.

MILLENNIUM CAPITAL HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE YEAR ENDD DECEMBER 31, 2004

                                                                          Page 5
--------------------------------------------------------------------------------

                                   Common Stock          Additional                    Total
                               ----------------------     Paid in      Accumulated  Stockholders'
                                Shares        Amount      Capital        Deficit       Equity
                               ---------    ---------    ---------     ---------     ---------
At June 2, 2000                5,000,000    $     500    $      --     $      --     $     500
Net loss for the year 2000            --           --           --          (530)         (530)
                               ---------    ---------    ---------     ---------     ---------
Balance, December 31, 2000     5,000,000          500           --          (530)          (30)
Net loss for the year 2001             1           --           --           (30)          (30)
                               ---------    ---------    ---------     ---------     ---------
Balance, December 31, 2001     5,000,000          500           --          (560)          (60)
Issue of stock for services    1,000,000          100       99,900            --       100,000
Net loss for the year 2002            --           --           --      (120,924)     (120,924)
                               ---------    ---------    ---------     ---------     ---------
Balance, December 31, 2002     6,000,000          600       99,900      (121,924)      (20,984)
Issue of stock for services      850,000           85       42,415            --        42,500
Net loss for the year 2003            --           --           --       (26,516)      (26,516)
                               ---------    ---------    ---------     ---------     ---------
Balance, December 31, 2003     6,850,000          685      142,315      (148,000)       (5,000)
Net loss for the year 2004            --           --       (5,000)       (5,000)
                               ---------    ---------    ---------     ---------     ---------
Balance, December 31, 2004     6,850,000    $     685    $ 142,315     $(153,000)    $ (10,000)
                               =========    =========    =========     =========     =========


The accompanying notes are an integral part of these financial statements.

MILLENNIUM CAPITAL HOLDINGS INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

                                                                          Page 6
--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern.

In this regard, management is proposing to raise any necessary additional funds not provided by operations through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

DEVELOPMENT STAGE COMPANY

Millennium Capital Ventures Holdings, Inc. has been in the development stage since its formation on June 2, 2000. Planned principal operations have not commenced since then and the company has not generated any revenue.

FINANCIAL STATEMENT PRESENTATION

This summary of significant accounting policies of Millennium Capital Ventures Holdings, Inc. is presented to assist in understanding of the Company financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to U.S. generally accepted accounting principles and have been consistently applied in the preparation of the financial statements, which are stated in the U.S. Dollars.

ORGANIZATION AND BUSINESS OPERATIONS

Millennium Capital Ventures Holdings, Inc. (the "Company") was incorporated in the State of Delaware on June 2, 2000 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. As of December 31, 2004, the Company did not commenced any formal business operations. Therefore, all the activities to date relate to the Company's organization. The Company's fiscal year end is December 31.

The Company's ability to commence operations is contingent upon its ability to identify a prospective target business and raise the capital it will require through the issuance of equity securities, debt securities, bank borrowings or a combination thereof.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

MILLENNIUM CAPITAL HOLDINGS INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

                                                                          Page 7
--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

For purposes of reporting the statement of cash flows, cash and cash equivalents include highly liquid investments with maturity of three months or less at the time of purchase.

EARNINGS (LOSS) PER SHARE

Earnings (loss) per share of common stock is computed by dividing the net loss by the weighted average number of common shares outstanding during the year. Fully diluted earnings per share are not presented because they are anti-dilutive.

INCOME TAXES

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the fact that the Company did not have any material operations for the period from June 2, 2000 (inception) through December 31, 2004.

2. STOCKHOLDERS' EQUITY

Authorized

The Company is authorized to issue 20,000,000 shares of preferred stock at $0.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. The Company did not issue any shares of its preferred stock as of December 31,2004.

The Company is authorized to issue 100,000,000 shares of common stock at $0.0001 par value and the Company issued 5,000,000 shares of its common stock on June 2, 2000, pursuant to Rule 506 for an aggregate consideration of $ 500 in services. Additionally, the company issued 1,000,000 shares on April 9, 2002 valued at $0.10 each, for an aggregate consideration of $100,000 in settlement of consultancy and administrative services and a further 850,000 shares valued at $0.05 were issued for cash in January 2003. There are no warrants or options outstanding to issue any additional shares of common stock.

                     MILLENIUM CAPITAL VENTURE HOLDINGS

                        (A DEVELOPMENT STAGE COMPANY)

                           CONDENSED BALANCE SHEET



                                                                 September 30
                                                                     2005
                                                                  ----------
                                                                 (Unaudited)
                                   ASSETS
Cash
                                                                  ---------

TOTAL ASSETS                                                      $    --
                                                                  =========

                    LIABILITIES AND STOCKHOLDERS' DEFICIT

Accounts payable                                                  $  12,447
                                                                  ---------

     TOTAL LIABILITIES                                            $  12,447
                                                                  =========

STOCKHOLDERS' DEFICIT

Capital stock                                                           685
Additionial paid-in capital                                         142,315
Accumulated deficit                                                (155,447)
                                                                  ---------

     TOTAL STOCKHOLDERS' DEFICIT                                    (12,447)
                                                                  ---------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                       $    --
                                                                  =========

                       MILLENIUM CAPITAL VENTURE HOLDINGS

                          (A DEVELOPMENT STAGE COMPANY)

                       CONDENSED STATEMENTS OF OPERATIONS


                                                                                                             June 2, 2000
                                                                                                            (Inception) to
                                            Nine Months Ended September 30  Three Months Ended September 30  September 30
                                             ---------------------------     ---------------------------     ------------
                                                 2005            2004           2005            2004             2005
                                             ------------      ---------     ----------     ------------     ------------
                                             (Unaudited)      (Unaudited)    (Unaudited)    (Unaudited)
Revenues                                     $       --        $    --       $     --       $       --       $       --

Operating expenses

Professional fees                                   2,447           --             --               --             67,008
Consulting fees                                      --             --             --               --             71,909
Other expenses                                       --             --             --               --             30,093
                                             ------------      ---------     ----------     ------------     ------------

Loss before other item and income taxes      $     (2,447)     $    --       $     --       $       --       $   (169,010)
Gain on settlement of debt                           --             --             --               --             13,653
                                             ------------      ---------     ----------     ------------     ------------

Loss before income taxes                           (2,447)          --             --               --           (155,357)
Income taxes                                         --             --             --               --                 90
                                             ------------      ---------     ----------     ------------     ------------

NET LOSS                                     $     (2,447)     $    --       $     --       $       --       $   (155,447)
                                             ============      =========     ==========     ============     ============

Net loss per common share                    $     (0.000)     $    --       $     --       $       --       $     (0.016)
                                             ============      =========     ==========     ============     ============

Weighted average number of common shares
used in calculation                            15,322,000      6,850,000     23,794,000        6,850,000       10,000,000
                                             ============      =========     ==========     ============     ============

                       MILLENIUM CAPITAL VENTURE HOLDINGS

                          (A DEVELOPMENT STAGE COMPANY)

                       CONDENSED STATEMENTS OF CASH FLOWS



                                                                                                  June 2, 2000
                                                                                                 (Inception) to
                                                      Nine Months Ended September 30              September 30
                                                -------------------------------------------     ------------------
                                                      2005                    2004                    2005
                                                ------------------     --------------------     ------------------
                                                   (Unaudited)             (Unaudited)
Cash Flows from Operating Activities
     Net loss                                   $          (2,447)     $                --      $          (2,447)
Change in accounts payable                                  2,447                       --                  2,447
                                                ------------------     --------------------     ------------------

   Net cash flows used in operating activities                 --                       --                     --
                                                ------------------     --------------------     ------------------

Cash Flows from Investing Activities
   Net cash used by investing activities                       --                       --                     --
                                                ------------------     --------------------     ------------------

Cash Flows from Financing Activities
Issue of common stock                                                                                          --
Shareholder contributions                                      --                       --                     --
                                                ------------------     --------------------     ------------------

   Net cash used by financing activities                       --                       --                     --
                                                ------------------     --------------------     ------------------

Net increase (decrease) in cash                                --                       --                     --
Cash - Beginning of period                                     --                       --                     --
                                                ------------------     --------------------     ------------------

Cash - Ending of period                         $              --      $                --      $              --
                                                ==================     ====================     ==================

                       MILLENIUM CAPITAL VENTURE HOLDINGS

                          (A DEVELOPMENT STAGE COMPANY)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS

                               September 30, 2005


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated in the State of Delaware on September 2, 2000 to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. As of September 30, 2005 the Company's only activities have been organizational ones, directed at developing its business plan and raising its initial capital.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The accompanying interim unaudited financial information has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company as of September 30, 2005 and the related operating results and cash flows for the interim period presented have been made. The results of operations of such interim period are not necessarily indicative of the results of the full year.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

On March 11, 2005 the Company completed the acquisition of Telediscount Communications Inc., a New York corporation, pursuant to an Agreement and Plan of Merger whereby MCVH will exchange shares of MCVH for one hundred percent (100%) of the outstanding shares of Telediscount Communications Inc. At the effective time of the merger, Teledisocunt Communications Inc. will be merged with and into our wholly owned subsidiary, Millennium Acquisition Corp., a Florida corporation, which will be subsequently dissolved and merged into the issuer.

All of the outstanding shares of Telediscount Communications Inc. common stock shall be converted by virtue of the merger at the Closing Date into shares of our common stock (the "Merger Securities"). On or before the Closing Date, each Shareholder of Telediscount Communications Inc. shall surrender their outstanding shares of Telediscount Communications Inc. common stock existing immediately prior to the Closing Date. Until so surrendered, any outstanding certificates or other documentation which, prior to the Closing Date represented outstanding shares of Telediscount Communications Inc. common stock, shall be deemed for all corporate purposes to be surrendered. Upon such surrender, shares of Telediscount Communications Inc. common stock so surrendered shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist.

Management of Millennium Capital Venture Holdings Inc. intend to request a name change to Nuevo Financial Corporation to better reflect the acquired business and general business model.

                        TELEDISCOUNT COMMUNICATIONS, INC.

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 and 2003

                        TELEDISCOUNT COMMUNICATIONS, INC.

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 and 2003


                                TABLE OF CONTENTS

                                                                    Page

        Report of Independent Registered Public Accounting Firm        2
        Balance Sheets                                                 3
        Statements of Operations                                       4
        Statements of Changes in Shareholders' Equity                  5
        Statements of Cash Flows                                       6
        Notes to Financial Statements                               7-13

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To  the board of directors and shareholders of Telediscount Communications, Inc.

We have audited the accompanying balance sheets of Telediscount Communications, Inc. as of December 31, 2004 and 2003 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telediscount Communications, Inc. as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Telediscount will continue as a going concern. As discussed in Note 3 to the financial statements, Telediscount has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in
Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Jewett, Schwartz & Associates


Hollywood, Florida
November 11, 2005

                           TELEDISCOUNT COMMUNICATIONS, INC.
                                     BALANCE SHEETS
                               DECEMBER 31, 2004 AND 2003


                                         ASSETS

                                                                 2004          2003
                                                             -----------    -----------
Current assets
     Cash in bank                                            $     9,277    $    35,207
     Inventory                                                   243,603        310,000
     Prepaid income taxes                                            250            250
                                                             -----------    -----------
Total current assets                                             253,130        345,457

Property and equipment
     Machinery and equipment                                     463,962        463,962
     Furniture, fixtures, and improvements                       206,221        206,221
     Leasehold improvements                                      687,088        687,088
                                                             -----------    -----------
                                                               1,357,271      1,357,271
     Less: accumulated depreciation & amortization              (564,519)      (427,441)
                                                             -----------    -----------
Total property and equipment                                     792,752        929,830

Other assets
     Security deposits                                           104,196        104,196
                                                             -----------    -----------
Total assets                                                 $ 1,150,078    $ 1,379,483
                                                             ===========    ===========

                          LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
     Current liabilities
          Accounts payable                                   $    15,608    $    64,968
          Payroll taxes payable                                   70,813          7,575
          Current portion of long-term debt                           --      1,000,000
                                                             -----------    -----------
Total current liabilities                                         86,421      1,072,543

Shareholders' equity
     Common stock,  500,000,000 shares no par stock
          authorized,  116,514,468 and 34,954,338   shares
          issued and outstanding at 2004 and 2003,
          respectively
     Additional paid-in capital                                3,318,625      2,177,625
     Accumulated deficit                                      (2,254,968)    (1,870,685)
                                                             -----------    -----------
Total shareholders' equity                                     1,063,657        306,940
                                                             -----------    -----------
Total liabilities and shareholders' equity                   $ 1,150,078    $ 1,379,483
                                                             ===========    ===========

       The accompanying notes are an integral part of these financial statements

                            TELEDISCOUNT COMMUNICATIONS, INC.
                                STATEMENTS OF OPERATIONS
                     FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                              2004             2003
                                                          -------------    -------------
NET REVENUE                                               $   3,235,107    $   4,695,797

COST OF SALES                                                 2,141,593        3,449,837
                                                          -------------    -------------
   Gross profit on sales                                      1,093,514        1,245,960

Total general and administrative expenses                     1,477,798        1,632,719
                                                          -------------    -------------
Loss from operations                                           (384,284)        (386,759)

Interest income                                                       1               12
                                                          -------------    -------------
Loss before taxes                                              (384,283)        (386,747)

Provision for federal income taxes                                   --               --
                                                          -------------    -------------
Net loss                                                  $    (384,283)   $    (386,747)
                                                          =============    =============
EARNINGS PER SHARE - Basic and diluted                    $        0.00    $       -0.01
                                                          =============    =============
Weighted average shares outstanding - basic and diluted     116,564,418       34,954,338
                                                          =============    =============


        The accompanying notes are an integral part of these financial statements

                                   TELEDISCOUNT COMMUNICATIONS, INC.
                             STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY For the Years Ended December 31, 2004 and 2003

                                             Common Stock and
                                        Additional Paid In Capital
                                     --------------------------------
                                     500,000 Shares
                                      No-Par Shares     Additional       (Accumulated
                                       Authorized     Paid In Capital      Deficit)           Total
                                     --------------   ---------------   --------------   --------------
BALANCE AT DECEMBER 31, 2002             33,306,507   $     2,036,835   $   (1,693,148)  $      343,687

Shareholder contributions                 1,647,831           350,000                           350,000

Net loss                                         --                --         (386,747)        (386,747)
                                     --------------   ---------------   --------------   --------------
BALANCE AT DECEMBER 31, 2003             34,954,338   $     2,386,835   $   (2,079,895)  $      306,940

Conversion of note payable to shares
    of common stock                      40,780,065         1,000,000                         1,000,000

Shareholder contributions                40,780,065           141,000                           141,000

Net loss                                         --                --         (384,283)        (384,283)
                                     --------------   ---------------   --------------   --------------
BALANCE AT DECEMBER 31, 2004            116,514,468   $     3,527,835   $   (2,464,178)  $    1,063,657
                                     ==============   ===============   ==============   ==============


               The accompanying notes are an integral part of these financial statements

                        TELEDISCOUNT COMMUNICATIONS, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                        2004        2003
                                                     ---------    ---------
Cash flows from operating activities
     Net loss                                        $(384,283)   $(386,747)
     Adjustments to reconcile net loss to net cash
         used in operating activities
               Depreciation                            137,078      141,312
               (Increase) decrease in:
                    Inventory                           66,397      (70,000)
                    Prepaid income taxes                     0         (250)
               Increase (decrease) in:
                    Accounts payable                   (49,360)      64,968
                    Payroll taxes payable               63,238       (6,283)
                                                     ---------    ---------
Net cash used in operating activities                $(166,930)   $(257,000)

Cash flows from investing activities
     Acquisition of equipment                               --       (6,220)
                                                     ---------    ---------
Net cash used in investing activities                       --       (6,220)

Cash flows from financing activities
     Advances from shareholders                        141,000      350,000
                                                     ---------    ---------
Net cash provided by financing activities              141,000      350,000

Net increase (decrease) in cash                        (25,930)      86,780

Cash
     Beginning of year                                  35,207      (51,573)
                                                     ---------    ---------
     End of year                                     $   9,277    $  35,207
                                                     =========    =========
Supplemental disclosures
     Income taxes paid                               $      --    $   2,793
                                                     =========    =========
     Interest expense                                $      --    $      --
                                                     =========    =========


   The accompanying notes are an integral part of these financial statements

                         TELEDISCOUNT COMMUNICATIONS INC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT AND ACCOUNTING POLICIES

      Organization - Telediscount Communications, Inc. (the "Company") was incorporated in June of 1998 as a "C" Corporation primarily to provide telecommunication, long distance service, wire transfers service, phone cards, internet, cellular, accessories, and other related products and services.

      This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles, except where indicated, and have been consistently applied in the preparation of the financial statements.

      Basis of Accounting - The financial statements are prepared using the accrual basis of accounting The basis of accounting conforms to accounting principles generally accepted in the United States of America.

      Revenue Recognition - The Company generates revenue from the sale of internet-based services, remittance and telecommunication products. Revenues are recognized when services are rendered or when product is delivered. The Company accounts for its revenue in accordance with Accounting Bulletin No. 104, ("SAB 104), "Revenue Recognition." SAB 104 provides guidance on the recognition, presentation and disclosure of revenue in the financial statements.

      Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

      Inventories - Inventories consist primarily of cellular phones, phone cards and other related merchandise, and are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

      Property and Equipment - Property and equipment are carried at cost, net of accumulated depreciation. Depreciation expense is computed using the straight-line method of accounting over the estimated useful lives of the assets ranging from five years to thirty nine years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

      Stock-Based Compensation - In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation Transition and Disclosure" ("SFAS No. 148") which amends FASB Statement No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation and amends the disclosure requirements of SFAS No. 123. The Company adopted the expense recognition provision of SFAS 123 and is providing expense for stock based compensation for grants made on and after January 1, 2003 on a prospective basis as provided by SFAS 148, and will continue to provide pro forma information in the notes to financial statements to provide the results as if all equity awards issued in prior years were being expensed. There was no stock based compensation granted during the years ended December 31, 2004 and 2003, respectively.

                         TELEDISCOUNT COMMUNICATIONS INC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

      Earnings Per Share - Basic earnings per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company

      Advertising - Advertising costs are charged to expense during the period in which they were incurred. Advertising expenses for the years ended December 31, 2004 and 2003 approximated $3,400 and $1,900, respectively.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Recent accounting pronouncements

      Other-Than-Temporary Impairment of Investments

      In March 2004, the EITF of the FASB reached a consensus on Issue No. 03-01, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments" ("EITF 03-01"). EITF 03-01 addresses the meaning of other-than-temporary impairment and its application to debt and equity securities within the scope of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115") and equity securities that are not subject to the scope of SFAS 115 and not accounted for under the equity method of accounting. As of December 31, 2004, the Company determined that EITF 03-01 had no impact on its consolidated financial statements.

      Contingently Convertible Instruments

      In September 2004, the EITF reached a consensus on Issue No. 04-08, "The Effect of Contingently Convertible Instruments on Diluted Earnings Per Share" ("EITF 04-08"), which is effective for reporting periods ending after December 15, 2004. EITF 04-08 requires companies to include shares issuable under convertible instruments in diluted earnings per share computations (if dilutive) regardless of whether the market price trigger (or other contingent feature) has been met. In addition, prior period earnings per share amounts presented for comparative purposes must be restated. EITF 04-08 did not impact earnings per share in 2004.

      Inventory Pricing

      In November 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 151, "Inventory Costs." The new statement amends Accounting Research Bulletin ("APB") No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. This statement requires that those items be recognized as current-period charges and requires that allocation of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities. This statement is effective for fiscal years beginning after June 15, 2005. The Company does not expect adoption of this statement to have a material impact on its financial condition or results of operations.

                         TELEDISCOUNT COMMUNICATIONS INC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

      Share-Based Payment

      In December 2004, the FASB issued a revision of SFAS 123 ("SFAS 123(R)") that will require compensation costs related to share-based payment transactions to be recognized in the statement of operations. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be re-measured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS 123(R) replaces SFAS 123 and is effective as of the first interim period beginning after June 15, 2005. Based on the number of shares and awards outstanding as of December 31, 2004 (and without giving effect to any awards which may be granted in 2005), we expect that the adoption of SFAS 123(R) will have no material impact to the financial statements.

NOTE 2 - INVENTORY

      Inventory as of December 31, 2004 consists of the following:

                                                        2004         2003
                                                     ---------    ---------

         Cellular Phones                             $ 107,943      160,875
         Phone Cards Merchandise                       131,610      146,563
                                                         4,050        2,562
                                                     ----------------------
                   Total inventory                   $ 243,603      310,000
                                                     ======================

NOTE 3 - PROPERTY AND EQUIPMENT

      Property and equipment, net consist of the following at of December 31,

                                                       2004         2003
                                                     ---------    ---------
         Machinery and equipment                     $ 463,962      463,962
         Furniture, fixtures, and improvements         206,221      206,221
         Leasehold Improvements                        687,088      687,088
                                                     ----------------------
                   Total property and equipment      1,357,271    1,357,271
         Less: accumulated depreciation and
                   amortization                       (564,519)    (427,441)
                                                     ----------------------
                   Net property and equipment        $ 792,752      929,830
                                                     ======================

      Depreciation expense for the years ended December 31, 2004 and 2003 was $137,078 and $141,312 respectively.

                         TELEDISCOUNT COMMUNICATIONS INC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NNOTE 4 - NOTES PAYABLE

      In 2001, the Company entered into an unsecured financing agreement for $1,000,000. Under the terms of the agreement, the loan accrues interest at 10% and will be repaid in 5 installments of $231,000, which includes interest. Payments of $331,000 were made toward this note balance, of which $200,000 was applied to principal and the remaining amounts were paid as interest.

      In 2004, an additional $200,000 in principal was accrued on this note to cover legal and other expenses related to this note and subsequent transfer to equity.

      During 2004, the remaining $1,000,000 note payable balance was converted to 40,780,065 shares of common stock.

NOTE 5 - GOING CONCERN

      As shown in the accompanying financial statements, the Company has incurred net losses of $384,283 and $386,747 during the years ended December 31, 2004 and 2003, respectively. These conditions create an uncertainty as to the Company's ability to continue as a going concern. Management is trying to reduce expenses and increase marketing efforts. The financial statements do no include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 6- RELATED PARTY

      During 2003 and 2004, the Company paid two officers consulting fees, along with reimbursement of expenses incurred during the course of business. Amounts paid out for consulting and professional fees for December 31, 2004 and 2003 total $40,850 and $54,600, respectively.

NOTE 7 - INCOME TAXES

      The provision (benefit) for income taxes from continued operations for the years ended December 31, 2004 and 2003 consists of the following:

                                                       2004          2003
                                                     ---------    ---------
         Current:
            Federal                                  $      --    $      --
            State                                           --           --
         Total                                              --           --
         Benefit from increase in
            valuation allowance                       (153,713)    (154,699)
         Benefits of operating loss carryforwards      153,713      154,699

         Provision (benefit) from income taxes       $      --    $      --

                         TELEDISCOUNT COMMUNICATIONS INC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

      Deferred income taxes result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax assets and liabilities result principally from the following:

                                                        2004         2003
                                                     ---------    ---------
         Net operating loss-carryforwards
            expiring between 2018 - 2024             $ 985,671    $ 831,958
         Depreciation and amortization                      --           --
         Other                                              --           --
             Deferred income tax asset               $ 985,671    $ 831,958

      The net deferred tax assets and liabilities are comprised of the following:

                                                       2004          2003
                                                     ---------    ---------
         Deferred tax assets
             Current                                        --           --
             Non-current                             $ 985,671    $ 831,958
         Less valuation allowance                     (985,671)    (831,958)
             Net deferred income tax asset           $      --    $      --

      The company has net operating loss carryforwards totaling approximately $2,200,000 that begin to expire in 2018.

NOTE 8 - COMMITMENTS

      Leases - The Company has entered into multiple non-cancelable lease agreements which cover various equipment and rental space. These leases are accounted for as operating leases. These leases expire between 2005 and 2010.

      Future minimum payments under these non-cancelable leases are as follows as of December 31, 2004:

         Year                                         Amount
         ----                                       ----------
         2002                                       $  437,806
         2003                                          296,079
         2004                                          287,216
         2005                                          280,998
         Thereafter                                    410,019
                                                    $1,712,116

      Rent expense for December 31, 2004 and 2003 was $510,460 and $692,081, respectively.

      Guarantee - In December 2002, the Financial Accounting Standards Board issued Interpretation No. (FIN) 45, "Guarantor's Accounting and Disclosure Requirements." FIN 45 requires the disclosure of any guarantees in place at December 31, 2002 and the recognition of a liability for any guarantees entered into or modified after that date.

                         TELEDISCOUNT COMMUNICATIONS INC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

      As part of the daily services provided to customers, the Company acts as an agent and will collect and remit funds internationally through an agreement with third-party transmitters. These funds are held at the Company's various locations until picked up by these third-parties, which can vary from several times a day to a few times per week. The Company has guaranteed, under agreements entered into between 1999 and 2003, the payment of all sums due and owing to these third-parties. In the event of default, the Company is liable for any amounts due, along with any attorney fees and costs associated with enforcement of terms.

      As of December 31, 2004 and 2003, the Company held a total of $18,291 and $29,223, respectively throughout its various locations. Due to the nature of the guarantee, the Company has not recorded any liability on the financial statements.

NOTE 9- SHAREHOLDERS' EQUITY

      Conversion of debt to equity - During December 2004, the Company converted its $1,000,000 note payable to 40,780,065 no par common stock at a per share price of $.024. The $1,000,000 is included as paid in capital.

      Common stock issuance - In May 2004, the Company issued 40,780,065 additional shares of its no par common stock at a per share price of $.0022 each. This represents a total investment of $90,000, which is included as paid in capital.

      Stock options - Stock options are issued to members of management as a form of compensation. There is no formal plan or award for these options, rather they are issued at the Board's discretion. The options are exercisable at the end of three years and can be subject to Board approval and recession and expire four years after their exercise date.

      At the end of December 31, 2001, there were 3,000,000 outstanding stock options granted to management for purchase at $0.01 per share. During 2004, the Board approved a measure to reduce the number of stock options from 3,000,000 to 1,000,000. The options that remain in effect at December 31, 2004 have a grant date of September 2, 2000, exercise date of September 2, 2003 and will expire on September 2, 2007.

      The following is a summary of stock options outstanding at December 31, 2004 and 2003:

                                                       2004          2003
                                                     ---------    ---------
         Beginning balance                           3,000,000    3,000,000
         Granted or issued                                  --           --
         Exercised                                          --           --
         Forfeited or expired                       (2,000,000)          --
         Ending balance                              1,000,000    3,000,000

      In accordance with Statement of Financial Accounting Standards (SFAS) No. 123 "Accounting for Stock-Based Compensation," the Company accounts for the stock options using the intrinsic value method as prescribed under the Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and provides the disclosure-only provisions of SFAS No. 123. The exercise price is deemed to be equal to the fair market value at the date of the grant, therefore no compensation expense has been recognized for stock options granted or cancelled in the financial statements.

                         TELEDISCOUNT COMMUNICATIONS INC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

      In December 2002, the Financial Accounting Standards Board issued SFAS No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure," which amends SFAS No., 123, providing alternative methods of accounting and requiring more prominent and frequent disclosures of the effects of stock-based compensation under the fair value-based method.

      The Black-Scholes method option pricing model was used to estimate fair value as of the date of grant using the following assumptions:

                                                        2004         2003
                                                     ---------    ---------
         Risk-Free                                        1.35%        1.13%
         Expected volatility                             50.00%       50.00%
         Expected life                                 3 Years      4 Years
         Expected dividends                                 --           --

      If the Company had determined compensation expense for its stock-based compensation plans based on the fair value at the grant dates consistent with the method of SFAS No. 123 and SFAS No. 148 , the Company's pro forma net earnings and basic and diluted earnings per share (EPS) would have been as follows:

                                                        2004         2003
                                                     ---------    ---------
         Net loss, as reported                       $(384,283)   $(386,747)
         Less total stock-based compensation
            expense under the fair
            value-based method, net of tax              (4,762)      (1,394)
         Pro-forma net earnings                       (389,045)   $(388,141)

         Basic and diluted EPS, as reported          $    (.00)   $    (.00)
         Pro forma, basic and diluted EPS            $    (.00)   $    (.00)

NOTE 10 - SUBSEQUENT EVENTS

      Merger - On March 11, 2005, the Company was acquired by Millennium Capital Venture Holdings, Inc. (MCVH) in a merger pursuant to an Agreement and Plan of Merger. MCVH will exchange shares of MCVH for one hundred percent (100%) of the outstanding shares of the Company. At the effective time of the merger, the Company will be merged with and into a wholly owned subsidiary, Millennium Acquisition Corp,, a Florida corporation, which will be subsequently be dissolved and merged into MCVH. All of the outstanding shares of the Company's common stock shall be converted by virtue of the merger at the Closing Date into shares of MCVH common stock.

      Bridge Loan - During 2005, the Company entered into a bridge loan agreement for a principal balance of $500,000. Under the terms of repayment, the $500,000 principal balance is due in 2006. No interest will accrue on this loan, unless principal payment is not paid in full. At that time, monthly payments of interest and principal will be made according to the terms of the loan.

                          TELEDISCOUNT COMMUNICATIONS, INC.
                         UNAUDITED CONDENSED BALANCE SHEETS
                                    SEPTEMBER 30,


                                                             2005           2004
                                                          -----------    -----------

                                       ASSETS

CURRENT ASSETS
Cash and cash equivalents                                 $    84,842    $  (145,136)
Inventory                                                     148,410        310,000
Other current assets                                              250            250
                                                          -----------    -----------
Total Current Assets                                          233,502        165,114

Property and equipment, net                                   792,752        929,830
Security deposits                                             104,196        104,196
                                                          -----------    -----------
Total Assets                                              $ 1,130,450    $ 1,199,140
                                                          ===========    ===========

                      LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES
Accounts payable and accrued liabilities                  $    17,182    $    51,982
Loans payable                                                 425,000      1,000,000
                                                          -----------    -----------
Total Current Liabilities                                     442,182      1,051,982


SHAREHOLDERS DEFICIENCY

Common stock, no par value, 500,000,000 shares
 authorized, 116,514,468 shares issued and outstanding             --
Additional paid-in capital                                  3,318,625      2,318,625
Accumulated deficit                                        (2,630,357)    (2,171,467)

                                                          -----------    -----------
Total Shareholders' Deficiency                                688,268        147,158
                                                          -----------    -----------
Total Liabilities & Shareholders' Deficiency              $ 1,130,450    $ 1,199,140
                                                          ===========    ===========

                            TELEDISCOUNT COMMUNICATIONS, INC.
                      UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
                         FOR THE NINE MONTHS ENDED SEPTEMBER 30,


                                                               2005             2004
                                                          -------------    -------------
NET SALES                                                 $   2,088,455    $   2,576,099

COST OF GOODS SOLD                                            1,385,186        1,688,659
                                                          -------------    -------------
GROSS PROFIT                                                    703,269          887,440

NET REVENUES

OPERATING EXPENSES                                            1,077,577        1,188,222
                                                          -------------    -------------
LOSS FROM OPERATIONS                                           (374,308)        (300,782)

Other expenses:
  Interest expense, net                                           1,081               --
                                                          -------------    -------------
Total other expenses, net                                         1,081               --
                                                          -------------    -------------
NET LOSS                                                  $    (375,389)   $    (300,782)
                                                          =============    =============
EARNINGS PER SHARE - Basic and diluted                    $       (0.00)   $       (0.00)
                                                          =============    =============
Weighted average shares outstanding - basic and diluted     116,514,468      116,514,468
                                                          =============    =============

                         TELEDISCOUNT COMMUNICATIONS, INC.
                         UNAUDITED STATEMENTS OF CASH FLOWS
                      FOR THE NINE MONTHS ENDED SEPTEMBER 30,


                                                                2005         2004
                                                             ---------    ---------
Cash flows from operating activities
     Net loss                                                $(375,389)   $(300,782)
     Adjustments to reconcile net loss to net cash
         used in operating activities
               (Increase) decrease in:
                    Inventory                                   95,193            0
                    Prepaid income taxes                             0            0
               Increase (decrease) in:
                  Accountstpayableland accrued liabilities     (69,239)     (20,561)
                                                             ---------    ---------
Net cash used in operating activities                        $(349,435)   $(321,343)

Cash flows from investing activities
     Acquisition of equipment                                       --            0
                                                             ---------    ---------
Net cash used in investing activities                               --            0

Cash flows from financing activities
     Proceeds from bridge loan financing                       425,000            0
     Advances from shareholders                                      0      141,000
                                                             ---------    ---------
Net cash provided by financing activities                      425,000      141,000

Net increase (decrease) in cash                                 75,565     (180,343)

Cash
     Beginning of year                                           9,277       35,207
                                                             ---------    ---------
     End of year                                             $  84,842    $(145,136)
                                                             =========    =========
Supplemental disclosures
     Income taxes paid                                       $      --    $   2,793
                                                             =========    =========
     Interest expense                                        $      --    $      --
                                                             =========    =========

                        TELEDISCOUNT COMMUNICATIONS, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS

                               September 30, 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Telediscount Communications, Inc. (the "Company") was incorporated in June of 1998 as a "C" Corporation primarily to provide telecommunication, long distance service, wire transfers service, phone cards, internet, cellular, accessories, and other related products and services.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements -The accompanying interim unaudited financial information has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company as of September 30, 2005 and the related operating results and cash flows for the interim period presented have been made. The results of operations of such interim period are not necessarily indicative of the results of the full year.

This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles, except where indicated, and have been consistently applied in the preparation of the financial statements.

Basis of Accounting - The financial statements are prepared using the accrual basis of accounting The basis of accounting conforms to accounting principles generally accepted in the United States of America.

Revenue Recognition - The Company generates revenue from the sale of internet-based services, remittance and telecommunication products. Revenues are recognized when services are rendered or when product is delivered. The Company accounts for its revenue in accordance with Accounting Bulletin No. 104, ("SAB
104), "Revenue Recognition." SAB 104 provides guidance on the recognition, presentation and disclosure of revenue in the financial statements.

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Inventories - Inventories consist primarily of cellular phones, phone cards and other related merchandise, and are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

Property and Equipment - Property and equipment are carried at cost, net of accumulated depreciation. Depreciation expense is computed using the straight-line method of accounting over the estimated useful lives of the assets ranging from five years to thirty nine years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Stock-Based Compensation - In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation Transition and Disclosure" ("SFAS No. 148") which amends FASB Statement No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation and amends the disclosure requirements of SFAS No. 123. The Company adopted the expense recognition provision of SFAS 123 and is providing expense for stock based compensation for grants made on and after January 1, 2003 on a prospective basis as provided by SFAS 148, and will continue to provide pro forma information in the notes to financial statements to provide the results as if all equity awards issued in prior years were being expensed. There was no stock based compensation granted during the years ended December 31, 2004 and 2003, respectively.

Earnings Per Share - Basic earnings per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company

Advertising - Advertising costs are charged to expense during the period in which they were incurred. Advertising expenses for the years ended December 31, 2004 and 2003 approximated $3,400 and $1,900, respectively.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent accounting pronouncements

Other-Than-Temporary Impairment of Investments

In March 2004, the EITF of the FASB reached a consensus on Issue No. 03-01, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments" ("EITF 03-01"). EITF 03-01 addresses the meaning of other-than-temporary impairment and its application to debt and equity securities within the scope of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115") and equity securities that are not subject to the scope of SFAS 115 and not accounted for under the equity method of accounting. As of December 31, 2004, the Company determined that EITF 03-01 had no impact on its consolidated financial statements.

Contingently Convertible Instruments

In September 2004, the EITF reached a consensus on Issue No. 04-08, "The Effect of Contingently Convertible Instruments on Diluted Earnings Per Share" ("EITF 04-08"), which is effective for reporting periods ending after December 15, 2004. EITF 04-08 requires companies to include shares issuable under convertible instruments in diluted earnings per share computations (if dilutive) regardless of whether the market price trigger (or other contingent feature) has been met. In addition, prior period earnings per share amounts presented for comparative purposes must be restated. EITF 04-08 did not impact earnings per share in 2004.

Inventory Pricing

In November 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 151, "Inventory Costs." The new statement amends Accounting Research Bulletin ("APB") No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. This statement requires that those items be recognized as current-period charges and requires that allocation of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities. This statement is effective for fiscal years beginning after June 15, 2005. The Company does not expect adoption of this statement to have a material impact on its financial condition or results of operations.

Share-Based Payment

In December 2004, the FASB issued a revision of SFAS 123 ("SFAS 123(R)") that will require compensation costs related to share-based payment transactions to be recognized in the statement of operations. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be re-measured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS 123(R) replaces SFAS 123 and is effective as of the first interim period beginning after June 15, 2005. Based on the number of shares and awards outstanding as of December 31, 2004 (and without giving effect to any awards which may be granted in 2005), we expect that the adoption of SFAS 123(R) will have no material impact to the financial statements.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

On March 11, 2005 the  Company  was  acquired  by  Millennium  Capital  Ventures
Holdings , Inc., (MCVH) a Delaware corporation, pursuant to an Agreement and Plan of Merger whereby MCVH will exchange shares of MCVH for one hundred percent (100%) of the outstanding shares of the Company. At the effective time of the merger, the Company will be merged with and into a wholly owned subsidiary of MCVH, Millennium Acquisition Corp., a Florida corporation, which will be subsequently dissolved and merged into the issuer.

All of the outstanding shares of the Company's common stock shall be converted by virtue of the merger at the Closing Date into shares of MCVH common stock (the "Merger Securities"). On or before the Closing Date, each Shareholder shall surrender their outstanding shares of the Company's. common stock existing immediately prior to the Closing Date. Until so surrendered, any outstanding certificates or other documentation which, prior to the Closing Date represented outstanding shares of the Company's common stock, shall be deemed for all corporate purposes to be surrendered. Upon such surrender, these shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist.

Management of MCVH. intend to request a name change to Nuevo Financial Corporation to better reflect the acquired business and general business model.

Part II

PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Anti-Takeover, Limited Liability and Indemnification Provisions

Certificate of Incorporation and Bylaws. Pursuant to our amended certificate of incorporation, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the board of directors was to determine that a takeover proposal was not in our best interest, shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

      o diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

      o putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

      o effecting an acquisition that might complicate or preclude the takeover.

Delaware Anti-Takeover Law. We are subject to the provisions of Section 203 of the Delaware General Corporation Law concerning corporate takeovers. This section prevents certain Delaware corporations from engaging in a business combination with any interested stockholder, under certain circumstances. For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons. Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

      o the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained such status;

      o upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers; or

      o on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

This   statute   could   prohibit  or  delay   mergers  or  other   takeover  or
change-in-control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limited Liability and Indemnification. Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

Under Delaware law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

      o     conducted himself or herself in good faith;

      o reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

      o in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorney fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Other Expenses of Issuance and Distribution

The following statement sets forth the estimated expenses in connection with the offering described in the Registration Statement.

Securities and Exchange Commission Fee.......................   $  2,536
Accountants' Fees and Expenses...............................   $_______
Legal Fees and Expenses......................................   $ 15,000
Blue Sky Fees and Expenses...................................   $  5,000
Printing and Mailing Costs...................................   $  1,000
Miscellaneous................................................
                                                                --------
                TOTAL                                           $
                                                                ========

To be completed in the final prospectus.

Recent Sales of Unregistered Securities


Conversion of debt to equity - During 2004, the Company converted its $1,000,000 note payable to 40,780,065 no par common stock.

Common stock issuance - The Company issued 40,780,065 additional shares of no par common stock for a total investment of $90,000.

The offer and sale of such shares of our common stock were effected in reliance on the exemptions for sales of securities not involving a public offering, either through Regulation S for non-United States citizens or entities or as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.


Item 27. Exhibits


2.1 Agreement and Plan of Merger by and between Telediscount Communications Inc., Millennium Acquisition Corp. and Millennium Capital Venture Holdings Inc., dated March 11, 2005incorporated by reference to the Form 8-K filed on March 28, 2005)


3.1 Certificate of Incorporation filed as an exhibit to the Company's registration statement on Form 10-SB filed on September 5, 2000, and incorporated herein by reference.

3.2 Bylaws filed as an exhibit to the Company's registration statement on Form 10-SB filed on September 5, 2000, and incorporated herein by reference.

3.3   Specimen  Stock   Certificate   filed  as  an  exhibit  to  the  Company's
      registration statement on Form 10-SB filed on September 5, 2000, and incorporated herein by reference.


10.1 Agreement with DotCom Internet Ventures Ltd. filed as an exhibit to the Company's registration statement on Form 10-SB filed on September 5, 2000, and incorporated herein by reference.

10.2 Shareholder Agreement with DotCom Internet Ventures Ltd filed as an exhibit to the Company's registration statement on Form 10-SB filed on September 5, 2000, and incorporated herein by reference.

10.3 Share Purchase Agreement between the Company, Bruno Desmarais, Mada Multimedia Inc. and Mario Drolet filed as an exhibit to the Company's Form 10-KSB on April 15, 2003

10.4 Agreement with Quebec Securities Commission with Modification thereto filed as an exhibit to the Company's registration statement on Form SB-2 Amendment No. 2 on October 7, 2003 and incorporated herein by reference.

10.5 Loan Agreement with CIBC filed as an exhibit to the Company's registration statement on Form SB-2 on April 29, 2003 and incorporated herein by reference.

14.1 Code of Ethics filed as an exhibit to to the Company's Form 10-KSB filed on March 16, 2005.

5.1   Opinion of Joseph I. Emas Re: Legality of Shares

23.1  Consent of Schwartz Levitsky Feldman

23.2  Consent of Jewett, Schwartz & Associates

23.3  Consent of Joseph I. Emas (included in Exhibit 5.1 opinion)


Item 28. Undertakings


The undersigned registrant hereby undertakes:

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

      (2) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (3) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

      (4) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement

            (i) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (ii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, on February __, 2006.


                                                NUEVO FINANCIAL CENTER, INC.


      DATE: February 24, 2006                   /s/ Jose Araque
                                                ------------------------
                                                Jose Araque
                                                President, COO and Chairman


      DATE: February 24, 2006                   /s/ Jose Araque
                                                ------------------------
                                                Jose Araque
                                                Principal Accounting Officer


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


Signatures           Title                                      Date
-------------------  --------------------------------------  -----------------

/s/ Jose Araque      President, Chief Operating Officer,     February 24, 2006
-------------------  Director, Principal accounting Officer
Jose Araque


/s/ Rainey Sellars   Director                                February 24, 2006
-------------------
Rainey Sellars


/s/ Timothy Gardner  Director                                February 24, 2006
-------------------
Timothy Gardner

                                  EXHIBIT INDEX


5.1   Opinion of Joseph I. Emas Re: Legality of Shares


23.1  Consent of Schwartz Levitsky Feldman


23.2  Consent of Jewett, Schwartz & Associates

23.2  Consent of Joseph I. Emas (included in Exhibit 5.1 opinion)

Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Jose Araque, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


February 24, 2006



                                               /s/ Jose Araque
                                               ---------------------------------
                                               By: Jose Araque President, CEO